Exhibit 10.2

Execution copy

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MONSTER ENERGY
INTERNATIONAL DISTRIBUTION COORDINATION AGREEMENT

This MONSTER ENERGY INTERNATIONAL DISTRIBUTION COORDINATION AGREEMENT (this “Agreement”) is entered into as of October 3, 2008 (the “Effective Date”), between TAURANGA LTD., a company organized and existing under the laws of the Republic of Ireland, trading as MONSTER ENERGY (“MEL”), and THE COCA-COLA COMPANY, a Delaware corporation (“KO”).  Capitalized terms not otherwise defined in this Agreement shall have the meaning defined in Section 2 below.

1.             Recitals.  This Agreement is made with reference to the following recital of essential facts:

1.1.          MEL and KO (each, a “Party” and collectively, the “Parties”) are both engaged in the manufacture and sale of beverages.

1.2.          KO has relationships with an extensive worldwide network of owned, partially owned or independent distributors and/or bottlers that engage in the manufacture, distribution and sale of KO-branded beverages. Each such distributor or bottler is a party to an agreement with KO (as it may be amended, restated, and/or replaced from time to time, in each case a “KO Bottler Agreement”) and is referred to in this Agreement as a “KO Distributor” and some or all of such distributors are collectively referred to as the “KO Distributors.”  Certain KO Distributors have entered into various exclusive agreements with KO pursuant to which they need consent from KO to distribute competitive products offered by third parties.  Through this Agreement and the provisions contained herein, KO desires to provide such consent enabling the identified KO Distributors to sell identified Hansen beverages.

1.3.          MEL is a wholly owned subsidiary of Hansen Beverage Company, a Delaware corporation (“Hansen”).  Hansen owns the exclusive right, title and interest in and to the Hansen Marks (as defined below).  MEL has been authorized by Hansen to use the Hansen Marks (as defined below) and manufacture, promote, market, distribute  and sell, including without limitation through distributors appointed by MEL, the Products (as defined below) throughout the Territory (as defined below).

1.4.          Subject to the terms of this Agreement, MEL desires to enter into Distribution Agreements (as defined below) for the specific territories with certain KO Distributors for the distribution and sale of the Products (as defined below) in the Territory (as defined below) and KO is willing to assist with those efforts.

2.             Definitions.  For the purposes of this Agreement, the following additional definitions shall apply:

“Accepted Distributor/s” shall have the meaning provided in Section 4.4 of this Agreement.

“Energy Drinks” means any ***.

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Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Distribution Agreement” means one of the distribution agreements substantially in the form attached as Exhibits A, A1 and A2 to be entered into between MEL and/or Hansen, on the one hand, and a KO Distributor for a specific territory in the Territory, on the other hand.

“Hansen Marks” means the trademarks, trade names, brand names, and logos (whether or not registered), copyright material and other intellectual property owned by Hansen and used by it on the Products and/or in connection with the production, labeling, packaging, marketing, sale, advertising, and promotion of the Products.

“KO/MEL Distributor/s” means each Accepted Distributor with whom MEL or Hansen enters into a Distribution Agreement, but only during the period in which a KO Bottler Agreement is in effect between KO and such KO/MEL Distributor.

“Products” collectively mean (a) each of the products on Exhibit C, (b) all other shelf-stable, non-alcoholic, Energy Drinks in ready to drink form that are packaged and/or marketed by Hansen at any time after the Effective Date under the primary brand name “Monster,” or other primary brand name including “Monster” as a derivative or part of such brand name – and which may be, but are not required, to contain the “” mark and/or the “M” icon that Hansen distributors from time to time through its national network of full service distributors such as, without limitation, the KO Distributors, Anheuser-Busch, Inc. distributors, and Coke/Pepsi/Dr. Pepper 7UP Bottlers, and (c) such additional Energy Drinks, whether marketed under the Hansen Marks or otherwise, as Hansen and KO shall agree to from time to time by executing an amended Exhibit C.  “Products” shall also include all sizes of SKU’s including, without limitation, 3 oz., 8 oz., 15 oz., 16 oz., 16.9 oz., 23.5 oz., 24 oz. and 32 oz. SKU’s.

“Proposed Distributor/s” means the KO Distributor identified by KO to enter into a Distribution Agreement pursuant to Section 4.2 of this Agreement.

“Territory” means the countries, regions or geographical areas described on attached Exhibit B, as may be amended from time to time.

3.             Agreement.  KO shall use its commercially reasonable efforts to (a) facilitate and assist MEL in its evaluation of Proposed Distributors as contemplated under Section 4.3 below, (b) recommend to, encourage, facilitate, approve, and assist all Accepted Distributors in the Territory to enter into Distribution Agreements with MEL for the Products for such parts of the Territory as may be designated by MEL and agreed to between MEL and such KO Distributors in accordance with the procedures set forth in Section 4 below, and (c) generally facilitate, consent to and assist the on-going relationship between MEL and the KO Distributors contemplated by this Agreement. Such efforts shall not obligate KO to expend funds or extend other economic incentives to convince KO Distributors to enter into Distribution Agreements with MEL; it being understood by MEL that KO does not control KO Distributors, who will independently negotiate distribution agreements directly with MEL.

4.             Procedures for Appointment of Distributors.

4.1.          CCE Distribution Agreements.  Concurrently with the execution of this Agreement, Hansen and Coca-Cola Enterprises, Inc., a Delaware corporation (“CCE”) shall execute Distribution Agreements in substantially the form of Exhibits A and A1 (collectively the “CCE-UK Distribution Agreements”).

4.2.          Subsequent Designation and Identification.  The provisions of Sections 4.2 through 4.5 shall apply to all Distributors other than CCE.

4.2.1.       At any time that MEL desires to have KO Distributors distribute Products in any additional territory/ies in the Territory, MEL will deliver written notice (the “Designation Notice”) to KO

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designating the specific territory/ies in which MEL desires KO Distributors to distribute the Products.  Within thirty (30) days of its receipt of the Designation Notice, KO will deliver written notice (the “Identification Notice”) to MEL either (i) identifying the specific KO Distributors (the “Proposed Distributors”) to be appointed to distribute the Products in the respective territory/ies identified in the Designation Notice and any additional relevant information concerning such KO Distributors or the territory covered by them (provided that KO shall not be required to deliver information that KO is contractually obligated to keep confidential pursuant to any written agreement with a Proposed Distributor); or (ii) informing MEL that it is not interested in appointing a KO Distributor in the relevant territory/ies.  *** Nothing contained in this Section 4.2.1 shall be construed as granting to KO any express or implied option, right of first refusal, or similar right with regard to future distributors or other agreements.

4.2.2.       The provisions of this Section 4.2.2  are set forth on attached Exhibit D and are incorporated in this Section 4.2.2 by this reference.

4.3.          Due Diligence Period.  During the twenty-eight (28) day period immediately following MEL’s receipt of the Identification Notice (the “Diligence Period”), MEL will be entitled to conduct due diligence on the Proposed Distributors.  KO will provide MEL with such reasonable information as may be in KO’s possession regarding such Proposed Distributors that MEL reasonably requests in connection with the investigation; provided, however, that KO shall not be required to deliver information that KO is contractually obligated to keep confidential pursuant to any written agreement with a Proposed Distributor or that KO in good faith believes must remain confidential due to legal reasons or due to its status as a shareholder in such Proposed Distributor.  MEL will also be free to contact such Proposed Distributors directly to request any additional information MEL reasonably believes is needed to conduct the investigation.  At anytime during the Diligence Period MEL may, in its sole and absolute discretion, accept or reject any Proposed Distributor; provided, however, if MEL fails to reject any Proposed Distributor during the Diligence Period, MEL will be deemed to have accepted such Proposed Distributor.

4.4.          Acceptance.  If MEL accepts, or is deemed to accept, the applicable Proposed Distributor described in the Identification Notice, MEL will, within fourteen (14) days of the expiration of the Diligence Period, deliver to the Proposed Distributor a Distribution Agreement for each Proposed Distributor accepted by MEL (each, an “Accepted Distributor”), subject to modification as agreed upon by MEL and the Proposed Distributor.  The Proposed Distributor will promptly return to MEL copies of the Distribution Agreements executed by the Accepted Distributors who have agreed to enter into a Distribution Agreement with MEL.  Within seven (7) days of receipt of any Distribution Agreement executed by an Accepted Distributor, MEL will deliver the Distribution Agreement executed by MEL to such Accepted Distributor with a copy to KO.

4.5.          Rejection by Distributor.  If any Accepted Distributor fails to return a valid Distribution Agreement duly executed by such distributor within twenty (20) days of delivery of the Distribution Agreement to such Accepted Distributor or such Accepted Distributor otherwise declines to enter into a Distribution Agreement with MEL, MEL may, in its sole and absolute discretion (a) eliminate the applicable

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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territory from Exhibit D to the extent included therein, and (b) enter into an agreement with another person or entity to distribute the Products in the territory originally designated for such Accepted Distributor.

4.6.          Performance.

4.6.1.       During the Term, MEL shall have primary responsibility for the overall global branding and positioning of the Products, as well as brand and image marketing for the Products, in such form and manner and of such nature and to such extent as may be determined by MEL in its sole and absolute discretion from time to time (“Global Branding and Marketing”).  KO acknowledges and agrees that MEL makes no express or implied warranty, representation or covenant relating to or in connection with any Global Branding and Marketing activities, including without limitation, the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof.  KO shall not have any claim against MEL and hereby releases MEL from all and any claims by, and liability to, KO of any nature arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided, or performed by MEL or MEL’s failure to procure, provide, or perform or such activities.

4.6.2.       During the Term, KO shall:

a.             Work with and assist MEL where possible in obtaining (at MEL’s expense) all import licenses and governmental approvals which may be necessary to permit the sale of Products in the Territory and which have not been obtained by MEL prior to the Effective Date, and provide reasonable assistance to MEL for the renewal of any licenses or approvals which have been obtained as of the Effective Date;

b.             To the extent available to KO, provide MEL for each KO/MEL Distributor and each region or country with period sales reports (brand, flavor, package) promptly after the end of each period; and

c.             KO’s obligations under this Section 4.6.2 shall not require KO to incur any out-of-pocket expenses or other costs other than the time reasonably spent by KO personnel to comply with the terms of this Section 4.6.2.

5.             Net Proceeds.

5.1.          The following definitions shall apply to this Section 5 and wherever else they may appear in this Agreement, and each calculation and or determination required by the following definitions shall be made and/or determined, as the case may be, separately and specifically with reference to each specific country in the Territory referenced in each Distribution Agreement and for the applicable period:

“Gross Sales” means the gross amounts invoiced by each KO/MEL Distributor to its customers for all Products during any applicable period.

“Customer Marketing Allowances (CMAs) and Trade Spending” means all costs, expenses, and allowances associated with incentivizing, encouraging or persuading Distributors and/or their customers and/or consumers to sell and/or purchase, Products, as the case may be, including, without limitation, by way of on and off invoice discounts, allowances, promotional programs and tie-ins, rebates, slotting and listing fees, coolers, and other similar marketing and promotional techniques and programs as may be approved by MEL in writing from time to time.

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“Distributor Dead Net Net Sales Income (DN NSI)” means the gross amounts invoiced by each KO/MEL Distributor to its customers for all Products sold by such KO/MEL Distributor to such customers less deductions for CMAs and Trade Spending.

 “Cost of Sales” for the Products means MEL’s cost of sales with respect to all of the Products over an applicable period calculated on the same basis and in the same manner that cost of sales is calculated by MEL for the purposes of MEL’s periodic financial statements, from time to time, prepared in accordance with generally accepted accounting principals consistently applied and excludes the cost of the Strategic Ingredients sold by KO to MEL as defined in Exhibit X to this Agreement.

“KO/MEL Distributor’s Gross Fee” means the Gross Sales less the purchase price paid by each KO/MEL Distributor to MEL for all Products purchased from MEL over an applicable period.

“MEL’s Global Branding and Marketing Allowance” includes all branding and marketing activities that are not defined in “CMAs and Trade Spending” and “Point of Sale and Promotional Costs.”  The amount of MEL’s Global Branding and Marketing Allowance is described on attached Exhibit Z1.

“Point of Sale and Promotional Costs” means all costs and expenses related to the development, procurement and placement of promotional items and activities that have a direct and visible impact at the point of sale, including without limitation point of sale material, merchandising aids, style guides, racks, stickers, shelf programs, agency fees, storage, shipping and handling costs, old material write-offs for obsolete promotion materials and their destruction costs, supply of Products, and free cases and sampling in KO/MEL Distributor’s customers’ stores and outlets.

“Net Proceeds” for the Products means the Gross Sales of all of the Products minus (a) all CMAs and Trade Spending of such Products, (b) aggregate Cost of Sales of such Products sold, (c) the amount of MEL’s Global Branding and Marketing Allowance, (d) Point of Sale and Promotional Costs, and (e) KO/MEL Distributor’s Gross Fee all over an applicable period.

An example of the definitions described above is shown on attached Exhibit Z2.

5.2.          The Parties will achieve a sharing of the Net Proceeds as determined on attached Exhibit X.

6.             Confidentiality.

6.1.          “Confidentiality” Definition.  As used herein, “Confidential Information” means any information, observation, data, written material, records, documents, computer programs, software, firmware, inventions, discoveries, improvements, developments, designs, promotional ideas, customer lists, suppliers’ lists, financial statements, practices, processes, formulae, methods, techniques, trade secrets, products and/or research, in each such case, of or related to a Party’s products, organization, business and/or finances; provided, however, Confidential Information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any of its Affiliates (defined in Section 12.1.1 below)), (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing Party prior to disclosure by the disclosing Party, (c) is legally and properly provided to the non-disclosing Party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing Party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing Party, (d) is disclosed without any restrictions of any kind by the disclosing Party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing Party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent

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contractor of or retained by the non-disclosing Party, and such employee or independent contractor has no knowledge of any of the Confidential Information.

6.2.          Non-Disclosure Obligations.  It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose its Confidential Information to the other, as well as KO/MEL Distributors.  Each Party agrees that any such Confidential Information (a) will be used solely as provided by the terms and conditions of this Agreement, (b) is intended solely for the information and assistance of the other Party and/or the KO/MEL Distributors in the performance of such Party’s obligations or exercise of such Party’s rights under this Agreement and is not to be otherwise disclosed, and (c) may be disclosed by either Party to its professional advisers for the purposes of taking professional advice, subject to appropriate obligations of professional confidentiality.  Each Party will use its best efforts to protect the confidentiality of the other Party’s Confidential Information, which efforts shall be at least as extensive as the measures such Party uses to protect its own most valued Confidential Information.

6.3.          Injunctive Relief.  Each Party acknowledges that the other Party will suffer irreparable harm if such Party breaches any of the provisions regarding confidentiality set forth in this Section 6 and that monetary damages will be inadequate to compensate the other Party for such breach.  Therefore, if a Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any of its Affiliates) breaches any of such provisions, then the other Party shall be entitled to injunctive relief without bond (in addition to any other remedies at law or equity) to enforce such provisions.

7.             MEL’s Rights and Obligations/Amendment/First Offer.

7.1.          MEL’s Rights Regarding Distribution Agreements.  Subject to the terms of Section 4 above, MEL will have sole and absolute discretion to determine whether or not to enter into a Distribution Agreement with any KO Distributor.  Except as expressly provided in any Distribution Agreement with a KO/MEL Distributor, nothing in this Agreement should be construed as granting KO Distributors exclusive distribution rights for the Products or otherwise prohibiting MEL from entering or maintaining relationships with other distributors.

7.2.          Amendment of Distribution Agreements.  KO’s consent shall be required to amend, modify or delete any provision of any Distribution Agreement.  KO shall not unreasonably withhold or delay its approval of any amendment, modification, or deletion of any Distribution Agreement sought by MEL.  KO’s approval shall be deemed to have been granted if KO does not respond within seven (7) business days of receipt of MEL’s written request.

8.             Competitive Product/s. The provisions of this Section 8 are set forth on attached Exhibit E and are incorporated in this Section 8 by this reference.

9.             Termination of Distribution Agreement/s.  In the event of any material breach or default by a KO/MEL Distributor under its Distribution Agreement with MEL or any other occurrence that would give rise to MEL’s right to terminate such Distribution Agreement, MEL will give KO written notice of such breach, default or occurrence at the same time as MEL delivers notice of such breach, default or occurrence to such KO/MEL Distributor, and KO shall have the same opportunity to cure such breach, default, or occurrence as is provided to the KO/MEL Distributor under the Distribution Agreement, if any.  If the KO/MEL Distributor and KO fail to cure the breach, default, or occurrence within the applicable cure period, if any, MEL may terminate such Distribution Agreement pursuant to its terms and seek any remedies available under the Distribution Agreement or applicable law, in its sole and absolute discretion.  KO will not, and will not directly or indirectly participate in or assist any KO/ MEL Distributor to, challenge any right or remedy MEL invokes under any Distribution Agreement, except to the extent that such challenge may relate to a breach by MEL of its obligations under this Agreement or is reasonably necessary for KO to prevent a material impairment of its rights under this Agreement.  MEL agrees that (a) KO is not obligated, directly or

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indirectly, in any way under any of the Distribution Agreements, (b) KO has not expressly or implicitly agreed to guarantee the performance of any KO/MEL Distributor under its respective Distribution Agreement with MEL, and (c) MEL will not take any action against KO to enforce a KO/MEL Distributor’s obligation/s under its Distribution Agreement with MEL.

10.           Term.  Unless terminated by either Party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  After the Initial Term, this Agreement may be renewed for up to three (3) successive five (5)-year terms (“Additional Term/s”) if either Party gives written notice to the other at least one hundred twenty (120) days prior to the end of the Initial Term or applicable Additional Term, as the case may be, of its intention to renew the Agreement for an Additional Term.  A “Contract Year” means any calendar year during the Term and the period from the Effective Date until the close of business on December 31st of the calendar year in which the Effective Date falls, which shall also be considered a Contract Year for purposes of this Agreement.

11.           Termination By Either Party.  Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either Party may terminate this Agreement on the occurrence of one or more of the following:

11.1.        Material Breach.  The other Party’s breach of a material provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice describing such material breach in reasonable detail from the non-breaching Party; provided, however, if such breach is of a nature that it cannot reasonably be cured within thirty (30) days, then the breaching Party shall have an additional sixty (60) day period to cure such breach, providing it immediately commences, in good faith, its best efforts to cure such breach.

11.2.        Insolvency.  The other Party: (a) makes any general arrangement or assignment for the benefit of creditors; (b) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing); (c) has appointed a trustee or receiver to take possession of substantially all of such Party’s assets or interest in this Agreement (unless possession is restored to such Party within sixty (60) days after such taking); or (d) has substantially all of such Party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

11.3.        Agreement.  Mutual written agreement of the Parties.

11.4         Termination of Related Agreements.

11.4.1.    If the Concurrent Agreement (as defined below) is terminated by KO without cause or terminated by Hansen as a result of a breach by KO, then MEL shall have the option to terminate this Agreement, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by MEL to KO. Any such termination shall be effective upon KO’s receipt of MEL’s written notice of termination, and MEL shall not be liable to KO or otherwise obligated to pay to KO any Aggregate Termination Fee or other amount by reason of such termination for compensation, reimbursement or damages of whatsoever nature including, for (i) loss of prospective compensation or earnings, (ii) goodwill or loss thereof, or (iii) expenditures, investments, leases or any type of commitment made in connection with the business of KO or in reliance on the existence of this Agreement. MEL’s right to terminate this Agreement under this Section 11.4.1 shall be independent of any other rights or remedies of MEL under this Agreement. The “Concurrent Agreement” means the Monster Energy Distribution Coordination Agreement dated concurrently herewith between Hansen and KO.

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11.4.2.     If the Concurrent Agreement is terminated by Hansen without cause or terminated by KO as a result of Hansen’s breach then KO shall have the option to terminate this Agreement, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by KO to MEL.  Any such termination shall be effective upon MEL’s receipt of KO’s written notice of termination, and KO shall not be liable to MEL or otherwise obligated to pay to MEL any Aggregate Termination Fee or other amount by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (i) loss of prospective compensation or earnings, (ii) goodwill or loss thereof, or (iii) expenditures, investments, leases or any type of commitment made in connection with the business of MEL or in reliance on the existence of this Agreement.  KO’s right to terminate this Agreement under this Section 11.4.2 shall be independent of any other rights or remedies of KO under this Agreement.

12.           Termination on Change of Control.

12.1.        Definitions.  The following definitions apply to this Section 12 and wherever else they are used in this Agreement:

12.1.1.       “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by, or under common Control with, such specified Person.

12.1.2.       A “Change of Control” shall have occurred with respect to a corporation for purposes of this Agreement upon completion or consummation of any of the following by or with respect to such corporation:

a.             the shareholders or Board of Directors of such corporation approve a definitive agreement to:

(i)            merge or consolidate with any other Person or in which all the Voting Interests of such corporation outstanding immediately prior thereto represent (either by remaining outstanding or being converted into Voting Interests of the surviving corporation) less than fifty percent (50%) of the Voting Interests of such corporation or the surviving entity immediately after such merger or consolidation; or

(ii)           the sale or disposition by such corporation (in one transaction or a series of transactions) of all or substantially all of such corporation’s assets;

b.             a plan of liquidation or dissolution of such corporation is submitted to and approved by the shareholders of such corporation;

c.             the sale or disposition by such corporation (in one transaction or a series of transactions) of, (i) in the case of KO, its beverage business, or (ii) in the case of MEL or its Parent, their energy drink business;

d.             any Person or group of Persons, other than (i) the Parent of such corporation as of the date of this Agreement, or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of such corporation, becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than fifty percent (50%) of the Voting Interests of such corporation, as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases or otherwise;

e.             in any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), the

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holders of Voting Interests of such corporation immediately prior thereto continue to own directly or indirectly (within the meaning of Rule 13d-3 under the Act) less than fifty percent (50%) of the Voting Interests of such corporation (or successor entity) immediately thereafter; or

f.              any group of Persons acting in concert in Control of such corporation changes such that a different Person or group of Persons acting in concert Control such corporation.

12.1.3.   “Control” (including the correlative terms “Controlled by” and “Controlling”) when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Interests, by contract or otherwise.  Without limitation (a) any Person that, directly or indirectly, owns or controls, or has the right to own or control (through the exercise of any outstanding option, warrant or right, through the conversion of a security or otherwise, whether or not then exercisable or convertible) more than fifty percent (50%) of the outstanding Voting Interests of another Person or an aggregate of more than fifty percent (50%) of the outstanding Voting Interests of a Person, its direct or indirect Parents or the direct or indirect Subsidiaries of such Person shall be deemed to control such Person for purposes of this term; and (b) any Person, that through any combination of interests, holdings or arrangements, has, or upon the exercise of any outstanding option, warrant or right, through the conversion of a security or otherwise, whether or not then exercisable or convertible, would have, the ability to elect more than fifty percent (50%) of the members of the governing board of any other Person shall be deemed to control such Person for purposes of this term.

12.1.4.   “Governmental Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

12.1.5.   “Parent” means (a) with respect to any corporation, limited liability company, association or similar organization or entity, any Person (whether  directly, through one or more of its direct or indirect Subsidiaries) owning more than fifty percent (50%) of the issued and outstanding Voting Interests of such corporation, limited liability company, association or similar organization or entity and (b) with respect to any partnership, any Person (whether directly or through one of its direct or indirect Affiliates) owning more than fifty percent (50%) of the issued and outstanding general and/or limited partnership interests.

12.1.6.   “Person/s” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, or other entity or any Governmental Entity.

12.1.7.   “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other organization or entity of which more than fifty percent (50%) of the issued and outstanding Voting Interests or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests, is at the time owned by such Person (whether directly, through one or more of such Person’s direct or indirect Subsidiaries).

12.1.8.    “Voting Interest” means equity interests in any entity of any class or classes (however designated) having ordinary voting power for the election of members of the governing body of such entity.

12.2.        Notice of Change of Control.  As soon as is reasonably practical after the occurrence of a Change of Control of a Party to this Agreement or its Parent, but in no event later than sixty (60) days thereafter, the Party subject to the Change of Control or whose Parent is subject to a Change of Control (the

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“Subject Party”) shall deliver written notice to the other Party (the “Other Party”) that (a) states that a Change of Control has occurred with respect to itself or its Parent, (b) states the date that the Change of Control was consummated, if known, and (c) identifies the Person/s who acquired Control (the “Change of Control Notice”).

12.3.        Termination on Change of Control.  Within sixty (60) days of the Other Party’s receipt of a Change of Control Notice, the Other Party may terminate this Agreement upon written notice to the Subject Party, without paying, or incurring any liability or obligation to pay, any termination fee, penalty, damages, or other compensation.

13.           Termination by MEL For Violation of Competitive Products Provisions.  Subject to the terms of the last sentence of this Section 13, in the event of KO directly or indirectly distributes anywhere in the Competitive Territory, through one or more KO Distributors, a Competitive Product, MEL may terminate this Agreement upon (a) thirty (30) days written notice to KO and KO’s failure to cure the alleged breach within that period, or (b) immediately upon receipt of notice and without opportunity to cure if KO has violated Section 8 of this Agreement more than once within any twelve (12) month period.  MEL’s right to terminate this Agreement under this Section 13 shall be independent of and in addition to any other rights or remedies of MEL under this Agreement, including, without limitation, Section 11.1 above, and the construction and interpretation of Section 8 shall not restrict, limit or otherwise affect the construction and interpretation of this Section 13.

14.           Termination Without Cause.

14.1.        Termination Without Cause by MEL.  MEL, or any successor to MEL, shall have the right at any time, upon sixty (60) days written notice to KO, to terminate this Agreement without cause or for no reason; provided, however, that such termination is expressly conditioned on MEL concurrently sending written notice of termination without cause to, except as provided in the next sentence, each of the then existing KO/MEL Distributors pursuant to the terms of the applicable Distribution Agreements between MEL and each of those existing KO/MEL Distributors.  In order to satisfy the foregoing condition, MEL does not have to send written notices of termination without cause to any KO/MEL Distributors who at that time are in the process of being terminated by MEL for cause pursuant to the terms of their applicable Distribution Agreements with MEL.

14.2.        Termination Without Cause by KO.

a.             KO, or any successor to KO, shall have the right at any time to terminate this Agreement, without cause or for no reason, upon one (1) year’s written notice to MEL or such shorter period as MEL shall agree in writing.

b.             If KO exercises its right to terminate this Agreement in accordance with Section 14.2.a. above, KO shall pay to MEL an amount equal to the Termination Fee, as defined in Section 17.1 below.  If, after such notice from KO, this Agreement is otherwise terminated as a result of KO’s breach of this Agreement, including without limitation, arising from the elimination of substantially all of MEL’s benefits arising under this Agreement by KO or KO’s repudiation or abandonment of this Agreement (collectively, a “Termination Breach”) within such one (1) year notice period then, without prejudice to any of MEL’s other rights and/or remedies, the Termination Fee shall be multiplied by ***.

c.             At any time, and from time to time, after KO gives MEL written notice of termination, and without prejudice to, or in any way detracting from, KO’s obligation to pay the  Termination Fee to MEL, MEL may elect to exercise its right to terminate this Agreement, in which event MEL shall not be liable to KO by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (i) loss of prospective compensation or earnings, (ii) goodwill or loss thereof, or (iii)

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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expenditures, investments, leases or any type of commitment made in connection with the business of KO or in reliance on the existence of this Agreement.

15.           Automatic Termination.  If neither Party has previously chosen to terminate this Agreement pursuant to its terms and all Distribution Agreements with the KO/MEL Distributors have been terminated for any reason and/or expired pursuant to their terms, either Party may terminate this Agreement by notifying the other Party, in writing, of such termination effective no earlier than ten (10) Business Days (as defined below) after the date of such notice.  For purposes of this Agreement, “Business Day” means each day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

16.           Obligations on Termination.  In the event this Agreement is terminated pursuant to Sections 11.1, 11.2, 11.3, 11.4, 12, 13, or 14.2 of this Agreement, such termination will not terminate any Distribution Agreement that is effective at the time of such termination. In the event that this Agreement is terminated pursuant to Section 14.1 of this Agreement, MEL will simultaneously give notice of termination pursuant to Section 14.1 above to terminate all associated KO/MEL Distribution Agreements then in effect.  Except as provided in this Section 16, the expiration or termination of this Agreement will not terminate any Distribution Agreement that is effective at the time of such expiration or termination.  During the period between a notice of termination and the effective date of termination, each Party shall continue to fully perform its obligations under this Agreement.  Sections 6, 7.1, 17.1, 18, 19, 20 and 22 of this Agreement shall survive the expiration or termination of this Agreement.

17.           Termination Fees.

17.1.        “Termination Fee” means KO’s share of Net Proceeds for the twelve (12) month period ending on the last day of the last calendar month preceding the effective date of termination of this Agreement for Products sold by MEL to KO/MEL Distributors who are KO/MEL Distributors as of the effective date of such termination; provided that if termination of this Agreement occurs before the first anniversary of the Effective Date the Termination Fee shall be increased by *** percent ***; and if termination of this Agreement occurs after the first anniversary of the Effective Date but before the second anniversary of the Effective Date, the Termination Fee shall be increased by *** percent ***.  Each termination fee specified in this Section 17 will be due and payable no later than thirty (30) days after the effective date of the applicable termination and such obligation shall survive the termination or expiration of this Agreement.

17.2.        If MEL terminates this Agreement pursuant to the terms of Section 11.1 or 13 above, KO shall, without prejudice to MEL’s rights and remedies available under this Agreement, equity and/or applicable law, pay MEL the Termination Fee.

17.3.        If KO terminates this Agreement pursuant to the terms of Section 11.1 above, MEL shall, without prejudice to KO’s rights and remedies available under this Agreement, equity and/or applicable law, but subject to Section 18, pay KO an amount equal to the Termination Fee.

17.4.        If MEL terminates a Distribution Agreement with a KO/MEL Distributor without cause and without concurrently terminating this Agreement, MEL will pay KO the Termination Fee applicable to the terminated Distribution Agreement only.

17.5.        If MEL terminates this Agreement pursuant to the terms of Section 14.1 above, MEL shall pay KO the Termination Fee.

17.6.        If MEL only terminates a portion of the territory specified in a particular Distribution Agreement between MEL and a KO/MEL Distributor, without cause, MEL shall pay KO a partial

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11

termination fee (in each case, a “Partial Termination Fee”) equal to the Termination Fee applicable to the terminated Distribution Agreement only, that would be owed if the applicable Distribution Agreement were fully terminated on the date the partial termination occurs, multiplied by a fraction, the numerator of which is the Net Sales of Products in the terminated portion of the applicable territory during the twelve (12) months immediately preceding such termination, and the denominator of which is the Net Sales of Products in the entire applicable territory during the twelve (12) months immediately preceding such termination.

18.           Limitation of Damages; Limitation of Liability.  EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS SET FORTH IN SECTION 22 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY SUCH PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT FOR DAMAGES RESULTING FROM THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 22 OF THIS AGREEMENT, THE PARTIES’ RESPECTIVE TOTAL LIABILITY FOR MONEY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL NOT EXCEED THE APPLICABLE TERMINATION FEE PAYABLE PURSUANT TO SECTION 17 ABOVE.  THESE LIMITATIONS WILL APPLY REGARDLESS OF THE LEGAL THEORY OF LIABILITY, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER THEORY WHATSOEVER.

EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.  NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN THIS AGREEMENT.

19.           Books and Records; Examinations.

19.1.        For a period of at least two (2) years following the expiration or earlier termination of this Agreement, MEL shall maintain such books and records (collectively, “MEL Records”) as are necessary to substantiate that no payments have been made, directly or indirectly, by or on behalf of MEL to or for the benefit of any KO employee or agent who may reasonably be expected to influence KO’s decision to enter into this Agreement or the amount to be paid by KO pursuant hereto.  (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All MEL Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by MEL.  KO and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the MEL Records, but not more than once per year.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

19.2.        For a period of at least two (2) years following the expiration or earlier termination of this Agreement, KO shall maintain such books and records (collectively, “KO Records”) as are necessary to

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substantiate that no payments have been made, directly or indirectly, by or on behalf of KO to or for the benefit of any MEL employee or agent who may reasonably be expected to influence MEL’s decision to enter into this Agreement or the amount to be paid by MEL pursuant hereto.  (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All KO Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by KO.  MEL and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the KO Records, but not more than once per year.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

19.3.        MEL shall keep complete and true books and other records containing data in sufficient detail necessary to determine the Net Sales of the Products, Distributable Gross Profits for each of the Products, any Termination Fee, and any Partial Termination Fee, as well as all components of each of these items.

19.4.        No more than once per calendar year, KO shall have the right, at its own expense, to have the books and records kept by MEL (and all related work papers and other information and documents) examined by a nationally recognized public accounting firm appointed by KO (in each case, an “Accounting Firm”) to (a) verify the calculations of the Gross Sales and Net Proceeds for each of the Products, any Termination Fee, and any Partial Termination Fee, and/or any component of any of the foregoing, and (b) verify the resulting payments required under this Agreement.  Prior to conducting any such examination, the Accounting Firm shall have agreed to hold in confidence and not disclose to anyone, other than the Parties or unless required by applicable law, all information reviewed by or disclosed to the Accounting Firm during such examination.

20.           Trademarks.

20.1.        KO acknowledges and agrees that all Hansen Marks shall be and remain the exclusive property of Hansen.  No right, title or interest of any kind in or to the Hansen Marks is transferred by this Agreement to KO.  KO agrees that it will not attempt to register the Hansen Marks, or any marks confusingly similar thereto, in any form or language anywhere in the world.  KO further agrees that during the term of this Agreement it will not contest the validity of the Hansen Marks or the ownership thereof by Hansen.  If KO desires to reproduce any of the Hansen Marks for promotional purposes, the reproduction will only be made after written approval by MEL.  KO shall only use the Hansen Marks in such a manner as to ensure and maintain the high quality and goodwill associated therewith; provided, however, that KO may, in consultation with MEL, submit form or template usages or specimens of proposed use featuring the Hansen Marks that may be subsequently used on other materials without seeking additional approval from MEL, provided that the form, substance, content and context of such subsequent use is not materially different from that which MEL initially approves. KO’s use of the Hansen Marks will inure for the benefit of Hansen.

20.2.        Infringement of Hansen’s Marks.  If during the term of this Agreement a third party institutes against Hansen, MEL or KO any claim or proceeding that alleges that the use of any Hansen Mark in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement infringes the intellectual property rights held by such third party, then MEL shall, in its sole discretion, and at its sole expense, contest, settle, and/or assume direction and control of the defense or settlement of, such action, including all necessary appeals thereunder.  KO shall use all reasonable efforts to assist and cooperate with MEL in such action, subject to MEL reimbursing KO for any reasonable out-of-pocket expenses incurred by KO in connection with such assistance and cooperation.  If, as a result of any such action, a judgment is entered by a court of competent jurisdiction, or settlement is entered by MEL, such that any Hansen Mark cannot be used in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement without infringing upon the intellectual property rights of such third party, then Hansen, MEL and KO promptly shall cease using such affected Hansen Mark in

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connection with the marketing, promotion, merchandising and/or sale of the Products under this Agreement.  Neither Party shall incur any liability or obligation to the other Party arising from any such cessation of the use of the affected Hansen Mark.

20.3.        Termination.  Upon expiration or termination of this Agreement, KO shall cease and desist from any use of the Hansen Marks and any names, marks, logos or symbols confusingly similar thereto.

20.4.        Prior Agreements.  Notwithstanding the foregoing provisions of paragraph 20 (including the definition of “Hansen Marks” as including both registered and unregistered rights), the Parties acknowledge their ongoing discussions over their respective rights in trademarks containing the term “monster,” *** regarding Hansen’s use of its MONSTER marks (the “Monster Trademark Agreement”).  Nothing contained in this Agreement shall (a) be deemed to be an acknowledgement by KO of Hansen’s rights in unregistered marks containing the term “monster” or (b) limit the provisions of the Monster Trademark Agreement.  In the case of a conflict, the Parties agree that the terms of the Monster Trademark Agreement shall prevail.

21.           Representations, Warranties and Covenants.

21.1.        MEL Representations, Warranties and Covenants.

a.             MEL represents and warrants to KO that (i) it has the right and lawful authority to enter into this Agreement, and (ii) the execution, delivery and performance of this Agreement will not cause or require MEL to breach any obligation to, or agreement or confidence with, any other person or entity.

b.             MEL warrants that all Products, all food additives in the Products, or all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by MEL to, or on the order of, KO and/or any KO/MEL Distributor are hereby guaranteed as of the date of such shipment to be, on such date, (i) not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958, and (ii) in compliance with all health, safety and labeling standards imposed by law, regulations or orders applicable in the territory in which the Products will be sold.

c.             MEL warrants that all Products shall be merchantable.

d.             KO’s sole and exclusive remedy for MEL’s breach of MEL’s representations in Sections 21.1.b. and 21.1.c. above shall be as provided for in Section 22.3. below.

21.2.        The provisions of this Section 21.2 are set forth on attached Exhibit F and are incorporated in this Section 21.2 by this reference.

22.           Indemnification and Insurance.

22.1.  KO agrees to indemnify MEL against any third party claims and hold MEL harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses arising out of, resulting from or otherwise connected with and to the extent attributable to (a) any willfully negligent act, misfeasance or nonfeasance by KO, its Subsidiaries, or any of their respective officers, employees, directors or agents regarding the sale, distribution or marketing of the Products, (b) the failure of any representation or warranty made by KO contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), and (c) any claim, advertising or representation by KO regarding Products that has not been approved by MEL.

22.2.        Intentionally omitted.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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22.3.        MEL agrees to indemnify KO against any third party claims and hold them harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses arising out of, resulting from or otherwise connected with and to the extent attributable to (a) the formulation, manufacture, labeling, bottling or packaging of the Products, including, but not limited to, product defects, product integrity/quality failures, any ingredient safety issue, product recalls, any violation of applicable law or regulation, or any injury to or death of any person caused by the Products or any ingredient contained therein, (b) any willfully negligent act, misfeasance or nonfeasance by MEL or any of its respective Subsidiaries, officers, employees, directors or agents, (c) any claim, advertising or representation by MEL or by any agent or representative of MEL regarding the Products, (d) the failure of any representation or warranty made by MEL contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), (e) any claim that the authorized use by KO of any of the Hansen Marks pursuant to this Agreement infringes the trademark, trade dress or trade name of another, (f) any claim that any packaging for the Products furnished by MEL infringes any patent, trade secret or other intellectual property right of any third party, or (g) the termination or transfer of any of Hansen’s existing distribution agreements in the “Territory,” as defined in the CCE-UK Distribution Agreements, in anticipation or furtherance of the rights granted to KO in this Agreement.

22.4.       During the term of this Agreement and for a period of two (2) years thereafter, MEL and KO agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other Party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each Party shall provide to the other Party with a certificate of insurance evidencing such insurance, in a form satisfactory to such Party:

•              Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

•              Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverage described above.

For any claims under this Agreement, the applicable Party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other Party.  All deductibles payable under an applicable policy shall be paid by the Party responsible for purchasing such policy.  All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective Parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.

22.5.        An indemnified party under this Section 22 shall give to the indemnifying party prompt notice of the third party claim for which such indemnified party is seeking indemnification.  Until such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party under this Section 22, the indemnified party will have the right to direct, through counsel of its choosing, the defense of any matter the subject of such indemnification claim.  At such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses that may result from such matter, the indemnifying party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any matter the subject of indemnification hereunder at its expense.  The indemnified party may thereafter retain its own counsel to participate in the defense of the matter, at the indemnified party’s own expense.  The indemnified party shall provide the indemnifying parties with reasonable and relevant access to its records and personnel relating to any such matter during normal

15

business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement of any such matter, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection with such matter.  No settlement in respect of any third party claim may be effected by the indemnifying party without the indemnified party’s prior written approval.  If the indemnifying party shall fail to undertake any such defense, the indemnified party shall have the right to undertake the defense or settlement thereof at the indemnifying party’s expense, provided the indemnifying party has received reasonable notice of, and opportunity to participate in, any proposed settlement.

23.           Miscellaneous.

23.1.        No Employment Relationship.  Notwithstanding any language in this Agreement to the contrary, the Parties intend that their relationship will be only as set forth in this Agreement.  Neither Party nor any employee, agent, officer, or independent contractor of or retained by either Party shall be considered an agent or employee of the other Party for any purpose or entitled to any of the benefits that the other Party provides for any of the other Party’s employees.  Furthermore, each Party acknowledges that it shall be responsible for all federal, state and local taxes for it and its employees and reports relative to fees under this Agreement and each Party will indemnify and hold the other Party harmless from any failure to file necessary reports or pay such taxes.

23.2.        Integration.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and is intended by the Parties to be a final expression of their understanding and a complete and exclusive statement of the terms and conditions of the agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the Parties concerning the subject contained herein and contains all of the covenants, agreements, understandings, representations, conditions, and warranties mutually agreed to between the Parties.  This Agreement may be modified or rescinded only by a writing signed by the Parties hereto or their duly authorized agents.

23.3.        Choice of Law.  This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York (without reference to its law of conflict of laws) and the provisions of the United Nations Convention On Contracts For The International Sale Of Goods will expressly be excluded and not apply.  The place of the making and execution of this Agreement is California, United States of America.  KO hereby waives any rights that it may otherwise have to assert any rights or defenses under the laws of the Territory or to require that litigation brought by or against it in connection with this Agreement be conducted in the courts or other forums of the Territory.

23.4.        Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal administrators, legal representatives, successors and assigns.  This Agreement shall not be assignable by either Party without the prior written consent of the other Party; provided, however, that in the event of the Change of Control of a Party to this Agreement (the “Change of Control Party”) or its Parent in which the other Party to this Agreement chooses not to exercise its termination rights under Section 12.3 above and this Agreement is assumed by the surviving entity or successor to the Change of Control Party, or by the acquirer of substantially all of the Change of Control Party’s assets as a matter of law, the Change of Control Party shall be entitled to assign all of its rights and obligations under this Agreement to such Person without the other Party’s consent so long as such successor, surviving entity or acquirer agrees in writing to unconditionally assume all of  the Change of Control Party’s rights and obligations under this Agreement.

23.5.        Counterparts.  This Agreement may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document.  Signatures received by facsimile shall be deemed to be original signatures.

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23.6.        Partial Invalidity.  Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.  The Parties shall replace any invalid and/or unenforceable provision with a valid and enforceable provision that most closely meets the aims and objectives of the invalid and/or unenforceable provision.

23.7.        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

23.8.        Drafting Ambiguities.  Each Party to this Agreement and their legal counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement.

23.9.        Notices.  All notices or other communications required or permitted to be given to a Party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such Party at the following respective address:

If to Hansen and MEL:

Monster Energy Ltd.

c/o Mason Hayes & Curran

South Bank House, Barrow Street, Dublin 4, Ireland

Attention: Tony Burke

Telecopy: +353-1-614-5001

and

Hansen Beverage Company

550 Monica Circle, Suite 201

Corona, California 92880

Attention:  Chief Executive Officer

Telecopy:  (951) 739-6210

with a copy to:

Solomon Ward Seidenwurm & Smith LLP

401 B Street, Suite 1200

San Diego, California  92101

Attention:  Norman L. Smith, Esq.

Telecopy:  (619) 231-4755

If to KO:

The Coca-Cola Company

P.O. Box 1734

Atlanta, Georgia 30301

Attention:  President, Coca-Cola North America

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European Union Finance Director

Telecopy:  44 208 2373476

with a copy to:

The Coca-Cola Company

P.O. Box 1734

Atlanta, Georgia 30301

Attention:  General Counsel, European Union

Telecopy:  44 208 237 3705

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section.  Any Party to this Agreement may give a notice of a change of its address to the other Party to this Agreement.

23.10.     Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person or entity, other than the Parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

24.           Dispute Resolution.

24.1.       Any controversy, claim or dispute of whatever nature arising out of or in connection with this Agreement or the breach, termination, performance or enforceability hereof or out of the relationship created by this Agreement (a “Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the date of this Agreement.  The Parties understand and agree that they each have the right to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm.  Unless otherwise agreed in writing by the Parties hereto, the arbitral panel shall consist of three (3) arbitrators, each of whom shall be a retired judge from a State other than California or Georgia and shall be appointed by the AAA in accordance with Section 24.2 below.  The place of arbitration shall be Dallas, Texas.  Judgment upon the award may be entered, and application for judicial confirmation or enforcement of the award may be made, in any competent court having jurisdiction thereof.  Other than as required or permitted by an applicable governmental entity, each Party will continue to perform its obligations under this Agreement pending final resolution of any such Dispute.  The Parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

24.2.        Immediately after the filing of the submission or the answering statement or the expiration of the time within which the answering statement is filed, the AAA shall send simultaneously to each Party to the dispute an identical list of ten (10) (unless the AAA decides that a larger number is appropriate) names of retired judges from the National Roster from States other than California or Georgia.  The Parties shall attempt to agree on the three (3) arbitrators from the submitted list and advise the AAA of their agreement.  If the Parties are unable to agree upon the three (3) arbitrators, each Party to the dispute shall have fifteen (15) days from the transmittal date in which to strike no more than three (3) names objected to, number the remaining names in order of preference, and return the list to the AAA.  If a Party does not return the list within the time specified, all persons named therein shall be deemed acceptable.  From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of the three (3) arbitrators to serve.  If the Parties fail to agree on any of the

18

persons named, or if acceptable arbitrators are unable to act, or if for any other reason the appointment cannot be made from the submitted lists, the AAA shall have the power to make the appointment from among other retired judges on the National Roster from States other than California or Georgia without the submission of additional lists.

24.3.        The arbitration shall be governed by the laws of the State of New York, without regard to its conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code).  The arbitrators shall base the award on the applicable law and judicial precedent that would apply, and the arbitrators shall have no authority to render an award that is inconsistent therewith.  The award shall be in writing and include the findings of fact and conclusions of law upon which it is based if so requested by either Party.  Except as may be awarded to the prevailing Party, each Party shall bear the expense of its own attorneys, experts, and out of pocket costs as well as fifty percent (50%) of the expense of administration and arbitrators’ fees.

24.4.        Except as otherwise required by law, the Parties and the arbitrator(s) shall keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute.

24.5.        EXCEPT FOR THE DAMAGES DIRECTLY RESULTING FROM THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 22 OF THIS AGREEMENT, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT IN ANY ARBITRATION OR JUDICIAL PROCEEDING TO RECEIVE CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES.  THE ARBITRATORS SHALL NOT HAVE THE POWER TO AWARD CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES.

25.           Attorney’s Fees.  In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any Party against any other Party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing Party in such Proceeding shall be entitled to recover from the unsuccessful Party reasonable attorneys fees and costs directly related to (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce any judgment or award resulting from any such Proceeding.

26.           Force Majeure.

26.1.        Neither Party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to unforeseen circumstances or causes beyond such Party’s reasonable control (each, individually, a “Force Majeure Event”) including, without limitation: (a) acts of God, act (including failure to act) of any governmental authority (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. The foregoing shall apply even though any Force Majeure Event occurs after such Party’s performance of its obligations is delayed for other causes.

26.2.        The Party affected by a Force Majeure Event shall give written notice to the other Party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore.  Such Party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible.  Upon restoration of the affected Party’s ability to perform its obligations hereunder, the affected Party shall give written notice to the other Party within a reasonable time.

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27.           Ethical Standards.

27.1.        KO and each of its sub-distributors will comply with the Foreign Corrupt Practices Act and without derogating from the generality of the foregoing, will not have its directors, officers or employees, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting and/or selling Hansen Products to any individual, corporation, government official or agency or other entity.  No gift, benefit or contribution in any way related to Hansen or the promotion and/or sale of Hansen Products will be made to political or public officials or candidates for public office or to political organizations, regardless of whether such contributions are permitted by local laws.

27.2.        MEL will comply with the Foreign Corrupt Practices Act and without derogating from the generality of the foregoing, will not have its directors, officers or employees, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting and/or selling Products to any individual, corporation, government official or agency or other entity.  No gift, benefit or contribution in any way related to KO or the promotion and/or sale of Products will be made to political or public officials or candidates for public office or to political organizations, regardless of whether such contributions are permitted by local laws.

28.           External Communications.

28.1.        Publicity.  MEL and KO each agree that the initial public, written announcements regarding the execution of this Agreement and the subject matter addressed herein shall be coordinated between the Parties prior to release.  Thereafter, each Party agrees to use commercially reasonable efforts to consult with the other Party regarding any public, written announcement which a Party reasonably anticipates would be materially prejudicial to the other Party.  Nothing provided herein, however, will prevent either Party from (a) making and continuing to make any statements or other disclosures it deems required, prudent or desirable under applicable Federal or State Security Laws and/or such Party’s customary business practices, or (b) engaging in oral discussions or oral or written presentations with actual or prospective investors or analysts regarding the subject matter of this Agreement, provided no Confidential Information is disclosed.  If a Party breaches this Section 28.1 it shall have a seven (7) day period in which to cure its breach after written notice from the other Party.  A breach of this Section 28.1 shall not entitle a Party to damages or to terminate this Agreement.

28.2.        Marketing and Promotion.

a.            MEL and KO agree that the principles set forth in Section 28.2.(b) below are generally consistent with the marketing and promotion guiding principles of both MEL and KO (the “Guiding Principles”). Notwithstanding anything set forth below, compliance with the Guiding Principles shall not constitute an obligation of either Party under this Agreement.  The Guiding Principles shall constitute unenforceable goals only of the Parties and neither Party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or to terminate this Agreement as the result of non-compliance with, or a violation of, any Guiding Principle(s).

b.           Neither MEL nor KO will advertise, market, or promote the Products in connection with: (i) material misrepresentations or material omissions of fact about the Products branded with the Hansen Marks; (ii) derogatory statements or messages about the other Party or its products; (iii) illegal drugs, pornography, racist activities or organizations; or (iv) activities, causes, or products that are generally immoral according to applicable community standards of the relevant consumer of the Products such that it is materially detrimental to the other Party’s public image and/or its rights as set forth in this Agreement.

20

29.           Controlling Language.  This Agreement is in the English language only, which will be controlling in all respects.  No translation, if any, of this Agreement into any other language will be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either Party hereto.

[Signature page follows.]

21

SIGNATURE PAGE TO MONSTER ENERGY INTERNATIONAL DISTRIBUTION
COORDINATION AGREEMENT BETWEEN HANSEN BEVERAGE COMPANY AND
THE COCA- COLA COMPANY

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

TAURANGA LTD.,	THE COCA-COLA COMPANY,
an Irish company	a Delaware corporation

By:	/s/ Rodney Sacks	By:	/s/ William D. Hawkins III
	Rodney Sacks	[Name]	William D. Hawkins III
	Chief Executive Officer	[Title]	Vice President & General Counsel

22

EXHIBIT A
Monster Energy International Distribution Coordination Agreement

[form of monster energy international distribution agreement]

MONSTER ENERGY
[form of] INTERNATIONAL DISTRIBUTION AGREEMENT

This INTERNATIONAL DISTRIBUTION AGREEMENT (“Agreement”) is entered into as of            , 2008 (the “Effective Date”) between TAURANGA LTD, a company organized and existing under the laws of the Republic of Ireland, trading as MONSTER ENERGY LTD (“MEL”) with offices at South Bank House, Barrow Street, Dublin 4, Ireland, and                                                                                                                                                                        (“Distributor”).

1.             Recitals and Definitions.

a.             MEL is a wholly owned subsidiary of Hansen Beverage Company, a Delaware corporation (“HBC”).  HBC owns the exclusive right, title and interest in and to the Trademarks (as defined below).  MEL has been authorized by HBC to use the Trademarks (as defined below) and manufacture, promote, market, distribute and sell, including without limitation through distributors appointed by MEL, the Products (as defined below) throughout the Territory (as defined below).

b.             Distributor is a leading producer and distributor of beverages and has substantial experience in the distribution of beverages.  Distributor has developed and implemented successful marketing plans and/or systems for such distribution and which are substantially associated with the trademarks and trade name of The Coca-Cola Company (“KO”).  KO has designated Distributor, and MEL wishes to appoint Distributor, as a distributor of Products (as defined below) as part of Distributor’s business operations and systems, with performance to commence as of November 1, 2008, or such other date as may be mutually agreed by the parties in writing, but which in no event shall be later than November 30, 2008 (the “Commencement Date”).

c.             When used herein the word “Products” means (i) those products identified in Exhibit A hereto with an “X” as well as all other shelf-stable, non-alcoholic, Energy Drinks (as defined below) in ready to drink form, that are packaged and/or marketed by HBC at any time after the Effective Date under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and which may, but are not required, to contain the “ “ mark, and/or the “M” icon, that HBC distributes from time to time through its network of full-service distributors in the United States such as, without limitation, the Anheuser-Busch Distributors, Miller/Coors distributors, and Coke/Pepsi/Dr. Pepper-7UP Bottlers; and (ii) such additional Energy Drinks, whether marketed under the Trademarks (as defined below) or otherwise, as MEL and Distributor shall agree from time to time by executing an amended Exhibit A. The Products shall include all sizes of SKUs including, without limitation, 3 oz., 8 oz., 15 oz., 16 oz., 16.9 oz., 23.5 oz., 24 oz. and 32 oz. SKUs.  When used herein (i) the word “Territory” means the territory identified in Exhibit B hereto, (ii) the word “Distributor’s Accounts” means those accounts or classes of accounts identified in Exhibit C hereto other than those reserved for MEL as identified on Exhibit C, (iii) the word “Trademarks” means those names and marks identified on Exhibit D hereto, and (iv) the words “Energy Drink/s” means any ***. All Exhibits referred to in this Agreement shall be deemed to be incorporated into this Agreement.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.             Appointment.

a.             With effect from the Commencement Date, MEL appoints Distributor, and Distributor accepts appointment, as a distributor and seller of Products to Distributor’s Accounts within the Territory.  Such appointment shall only be non-exclusive, except if and to the extent specifically designated as exclusive on Exhibit C hereto.  Such appointment shall exclude any SKU/s deleted from distribution pursuant to Section 13.b. and 13.f. below.  Those categories of customers which are excluded from the definition of Distributor’s Accounts are expressly reserved for MEL, or such other distributors as MEL may from time to time appoint.  Distributor shall be entitled to appoint sub-distributors within the Territory provided that the terms of such appointment shall provide that the sub-distributors shall not actively seek or solicit customers for the Products outside the Territory or any customers located within the Territory other than the Distributor’s Accounts set forth on Exhibit C, and the terms of such appointments shall not be inconsistent with the terms and conditions of this Agreement and shall be subject to MEL’s rights hereunder.  Distributor’s appointment of sub-distributors shall be to supplement and augment but not to replace or substitute, wholly or partially, Distributor’s resources, performance capabilities and/or ability to fully perform all of Distributor’s obligations under this Agreement, including without limitation, as provided in Section 3 below, in the Territory.  Distributor will remain liable for the actions, omissions and performance of all of Distributor’s sub-distributors.

b.             Distributor shall not directly or indirectly, alone or in conjunction with any other person or entity (i) actively seek or solicit customers or accounts for the Products outside the Territory or any customers or accounts located within the Territory other than Distributor’s Accounts set forth on Exhibit C (in particular, but without limiting the above, Distributor shall not actively approach customers outside the Territory or accounts other than Distributor’s Accounts in the Territory, whether by direct mail, visits, promotions or media advertising targeted at such customers, or otherwise), and/or (ii) actively sell, market, distribute or otherwise dispose of any Products to any persons or entities located outside the Territory or to any persons or entities located within the Territory who Distributor knows or reasonably believes will distribute or resell the Products outside the Territory.  During the Term, Distributor shall purchase exclusively and directly from MEL or its nominees (and from no other person or entity) all of its requirements for Products.

c.             Distributor acknowledges and agrees that it has no right to distribute any products of HBC other than the Products identified in Exhibit A hereto with an “X.”  Any sales by MEL to Distributor of any products of HBC that are not the Products identified in Exhibit A with an “X” and/or that are not listed on Exhibit A, and/or any products sold by MEL to Distributor and/or its sub-distributor(s) beyond the scope, term or after the termination of this Agreement, with or without cause, for any reason or no reason at all (i) shall not constitute, be construed as, or give rise to, any express or implied distribution agreement, course of conduct or other relationship between MEL and Distributor, (ii) shall not confer upon Distributor or its sub-distributor(s) any rights of any nature whatsoever, including without limitation to purchase, sell, market or distribute or continue to purchase, sell, market or distribute any products, including Products, or use the Trademarks other than with respect to products sold and delivered by MEL to Distributor, and (iii) shall constitute a separate transaction for each shipment of products actually delivered by MEL to Distributor and/or sub-distributor(s), in MEL’s sole and absolute discretion, which MEL shall be entitled to exercise, vary, withdraw and/or cease, on a case by case basis, at any time in MEL’s sole and absolute discretion.  Distributor irrevocably waives, releases and discharges any claims, liabilities, actions and rights, in law or in equity, against MEL including without limitation for damages (including without limitation, consequential, special or punitive damages), compensation or severance payments or any other claims of whatsoever nature by Distributor arising from or in connection with the matters referred to in this Section 2.c. and/or any acts, omissions or conduct of MEL with regard to such matters.

d.             Distributor shall, at its sole expense, obtain all import licenses and governmental permits and approvals which may be necessary to permit the sale of Products in the Territory.  Distributor shall also comply with any and all governmental laws, regulations, and orders which are applicable to Distributor by reason of its execution of this Agreement, including any and all laws, regulations or orders in the Territory which govern or affect the ordering, export, shipment, import, sale, delivery or redelivery of Products in the Territory. Distributor shall also notify MEL of the existence and content of any provision of law which to Distributor’s knowledge conflicts with any provisions of this Agreement at the time of its execution or thereafter. In the export of Products from the

United States, Distributor shall further comply with the applicable law of the Territory, as well as U.S. laws and regulations governing exports, including the Export Administration Act and regulations thereunder, and the U.S. Boycott Regulations.

e.             MEL and its affiliates (if applicable) will include a provision comparable to subsections 2.b.(i) and 2.b.(ii) above in its distribution agreements with distributors in territories within the European Economic Area.  If any other distributor appointed by MEL or its affiliates in the European Economic Area (1) actively seeks and solicits customers in Distributor’s exclusive accounts as identified on Exhibit C for Products in the “Territory,” or (2) actively sells, markets, distributes or otherwise disposes of any Products, either directly or indirectly to any persons or entities located within its territory who such distributor knows or reasonably believes will distribute or resell the Products inside the Territory, MEL or its affiliates will take commercially reasonable steps to enforce MEL’s or its affiliates (as the case may be) rights under any distribution agreement, to the extent enforceable under applicable law, to address the importation of Products into the Territory in violation of any applicable distribution agreement relating to the Products.  Distributor shall cooperate and, if necessary and required by MEL, join with MEL in all such proceedings in accordance with the foregoing.  Distributor shall have no claim, and MEL or its affiliates shall have no liability, arising from the sale of Products by such other distributors in the Territory, except to require MEL or its affiliates to enforce the above-mentioned provisions in the applicable distribution agreements.

3.             Distributor’s Duties.  Distributor shall:

a.             Use commercially reasonable good faith efforts to actively and diligently promote, solicit and push vigorously the wide distribution and sale of the Products to Distributor’s Accounts in the Territory, and shall allocate and devote thereto at least such resources and efforts as are proportional to the volume that Distributor’s sales of Products in the Territory represent to the volume of Distributor’s sales of the principal (Flagship) brand of Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates from time to time in the Territory.  Without detracting from the foregoing, the resources and efforts that Distributor shall allocate and devote to the promotion, marketing and distribution of the Products shall in no event be less than the resources and efforts Distributor allocates and devotes to the promotion, marketing and distribution of all Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates, unless to do so (with respect to Distributor’s obligations under this sentence) would not be commercially feasible based on the then-current sales volumes of the Products;

b.             Use commercially reasonable good faith efforts to actively and diligently develop new business opportunities for Products in Distributor’s Accounts in the Territory, and shall allocate and devote thereto at least such resources and efforts as are proportional to the volume that Distributor’s sales of Products in the Territory represent to the volume of Distributor’s sales of the principal (Flagship) brand of Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates from time to time in the Territory.  Without detracting from the foregoing, the resources and efforts that Distributor shall allocate and devote to develop new business opportunities for Products at early sales presentations and during the new business development phase shall in no event be less than the resources and efforts Distributor allocates and devotes to develop new business opportunities for all Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates at early sales presentations and during the new business development phase;

c.             Use commercially reasonable efforts to actively and diligently manage all of Distributor’s sub-distributors throughout the Territory to gain system alignment to promote the sale and distribution of Products;

d.             Secure extensive in-store merchandising and optimal shelf positioning in Distributor’s Accounts in the Territory with respect to Products;

e.             Perform complete and efficient distribution functions to and in Distributor’s Accounts throughout the Territory to the reasonable satisfaction of MEL;

f.              Fully implement the Annual Business Plan (as defined and to be agreed upon from time-to-time in accordance with Section 13.b. below), and use commercially reasonable good faith efforts to achieve and maintain all of the objectives set with respect thereto as contemplated in Section 13.b below;

g.             Achieve and maintain the Performance Targets (as defined and determined each calendar year in accordance with Section 13.d. below);

h.             In relation to the sales of the Products only, permit MEL representatives to accompany Distributor’s salesmen on sales routes in the Territory, upon reasonable advance notice to Distributor;

i.              Achieve optimum ambient and cold space, position, prominence, and visibility of the Products in all Distributor’s Accounts in the Territory;

j.              Promote and maintain an efficient, viable and financially sound system of distribution for the Products in Distributor’s Accounts throughout the Territory;

k.             Provide the resources necessary for the sale, delivery, marketing, promotion and servicing of the Products in Distributor’s Accounts within the Territory;

l.              Achieve and maintain Minimum Distribution Levels for the Products in Distributor’s Accounts designated on Exhibit C as exclusive to Distributor as agreed upon or determined in accordance with Section 13.c. below from time to time;

m.            Satisfy its obligations specified in Sections 10 and 13 below;

n.             Provide such sales and marketing information in relation to the Products as may be reasonably requested by MEL;

o.             Distributor shall comply with any laws and regulations of the Territory and be responsible for ensuring that all Product deliveries by it within the Territory comply with all health, safety, environmental and other standards, specifications and other requirements imposed by law, regulation or order in the Territory, and applicable to the Products;

p.             Assign such article numbers as may be utilized by Distributor from time to time for each Product and Product package to track sales information by its sales data collection system and its bottlers; and

q.             Cause all of its promotional and marketing efforts and/or activities under this Agreement to be devoted solely to the Products. Unless approved by MEL’s prior written consent, it shall be a violation of this subsection for (1) Products to be placed by Distributor in equipment branded with the trademark of another energy drink, but not if branded with another non-energy beverage trademark; (2) other energy drinks to be placed by Distributor in equipment branded for Products; (3) sales materials created by Distributor to include trademarks of Products and other energy drinks; (4) Distributor’s promotional pricing and/or promotional and/or marketing activities and/or promotional and/or marketing programs to apply to all or any Products in combination with all or any other energy products sold by Distributor. It is not a violation of this subsection for Products to be ordered, sold, delivered, or merchandised by the same person or in the same vehicles.

4.             Prices.

a.             The prices (“Selling Price”) to be paid by Distributor to MEL for the Products shall be reviewed and determined annually by MEL for the forthcoming year after discussion with Distributor but shall be subject to adjustment in accordance with Section 4.c. below.  The annual increases to the Selling Price will be communicated to the Distributor no later than three (3) calendar months prior to implementation of price increases in a country within the Territory.

b.             It is acknowledged that from time to time Distributor may be required by its customer/s to fix, for a period of up to twelve (12) months, the prices that Distributor may charge to its customer/s for certain Products.  In this event, Distributor may request that MEL fixes the prices to be paid by Distributor for the applicable Product/s to be resold to such customer/s.  MEL shall promptly discuss such a request with Distributor in good faith and the parties will prepare and record any agreement in writing.  Provided that MEL agrees to the foregoing in writing, MEL shall not adjust, for the same period that Distributor’s prices are fixed, the prices to be paid by Distributor for the applicable Product/s ***.  Nothing contained in this Section 4.b. shall be construed as imposing any agreement or restriction on the right of either MEL to unilaterally determine the Selling Price or the right of the Distributor to unilaterally determine Distributor’s own resale prices and  terms of business.

c.             Notwithstanding anything to the contrary contained in this Agreement, in the event of any material change in the costs associated with production of the Products (including, but not limited to, a material change in the costs of ingredients, packaging materials, energy or freight costs related to the production and shipping of Products) at any time, then MEL may adjust the Selling Price of Products to Distributor to reflect such cost ***. MEL shall provide reasonable supporting documentation evidencing the material change in its costs of production and delivery, if requested by Distributor.

d.             All Selling Prices are exclusive of (1) any costs of carriage and insurance of the Products, and (2) any applicable value added or any other sales tax, which shall be payable by Distributor.

e.             MEL shall reimburse or credit Distributor for all of Distributor’s actual out-of-pocket expenses paid or incurred by Distributor in relation to the promotion and trade marketing of Products including without limitation discounts, allowances, rebates, demonstration costs, promotional programs, racks, sampling, point-of-sale and merchandizing aids such as promotional stickers, price tags, etc., free products and slotting fees, shelf programs, local or customer-based promotions, and similar out-of-pocket expenses incurred and paid by Distributor but only if, and to the extent, previously approved by MEL in writing.

5.             Orders.  All purchase orders for Products shall be transmitted in writing or electronically, shall specify a reasonable date and time for delivery to locations in the Territory agreed upon in writing between the parties from time to time with a lead time of at least ten (10) days and shall be subject to acceptance by MEL in MEL’s reasonable discretion.  If MEL is unable to accept an order for any reason, then MEL will use commercially reasonable efforts to equitably allocate available Products to fill orders from its distributors and customers, including Distributor.  In the event of any conflict or inconsistency between the terms of this Agreement and any purchase order, the terms of this Agreement shall govern.  All such purchase orders shall be deemed acceptances of MEL’s offers to sell Products and shall limit acceptance by Distributor to the terms and conditions thereof.

6.             Payment.  MEL shall invoice Distributor on a monthly basis and Distributor shall promptly pay MEL for the Products in Euros in full (without set off, deduction or counter claim) by electronic transfer within *** of the date of the relevant invoice or such other period as may be agreed by MEL from time to time in writing.  Distributor and MEL shall use a mutually agreeable method of electronic settlement of accounts that Distributor reasonably approves which may include ACH or Xign, Distributor’s current electronic invoice presentment system.  If Distributor is delinquent in payment upon presentation of invoice and remains delinquent for seven (7) days after written notice calling upon Distributor to pay, Distributor shall reimburse MEL for any costs and expenses incurred by MEL in collecting such delinquent amounts, including, without limitation, legal fees and costs including fees of collection agencies, and interest computed at *** percent *** per month or part thereof from the due date(s) or the maximum legally permissible.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.             Title and Risk of Loss.  Title and risk of loss to the Products shall pass to Distributor upon delivery of the Products to Distributor.

8.             Forecast and Delivery.

a.             Distributor shall provide MEL with *** forecasts describing the volume of each SKU of Products that Distributor projects will be ordered during each *** period during the Term (as defined below) of this Agreement.  Distributor shall submit each updated forecast monthly in a format reasonably acceptable to MEL no later than the first day of each month during the Term.

b.             Unless otherwise agreed in writing by the parties to this Agreement, the Products will be tendered by MEL for delivery to Distributor in full truckload quantities of particular Product lines and extensions but without combining different Product lines in the same truckloads. For the avoidance of doubt, Monster and its extensions and Java Monster and its extensions are different particular Product lines. Subject to Distributor providing MEL forecasts in accordance with Section 8.a. above, MEL agrees to use commercially reasonable good faith efforts to deliver Products to Distributor within *** of receipt by MEL of the applicable purchase orders for Products in compliance with Sections 5 and 8.a. above to (i) Distributor, in the case of Products delivered from the point of manufacture to Distributor by ground transportation, and (ii) the shipper, in the case of delivery of the Products to Distributor which involves shipment by sea.  MEL shall deliver to Distributor Products with at least six (6) months shelf life remaining at the time of delivery or such other period as may be agreed to between MEL and Distributor with respect to any specific Products.  Notwithstanding the foregoing, Distributor acknowledges that delivery dates set forth in purchase orders for Products accepted by MEL are merely approximate and that MEL shall have no liability for late deliveries, except only for fines, penalties and assessments imposed by Distributor’s customers and actually paid by Distributor which arise solely and directly as a result of MEL’s failure to comply with its obligations under this Section 8.

9.             Trademarks.

a.             Distributor acknowledges HBC’s exclusive right, title, and interest in and to the Trademarks and trade names, whether or not registered, patents and patent applications (“Patents”), copyrights (“Copyrights”) and trade secrets and know-how (“Know-How”) which HBC may have at any time created, adopted, used, registered, or been issued in the United States of America or in any other location in connection with HBC’s business or the Products and Distributor shall not do, or cause or permit to be done, any acts or things contesting or in any way impairing or tending to impair any portion of HBC’s  right, title, and interest in and to the Trademarks, trade names, Patents, Copyrights, and Know-How.  Any approval by MEL for Distributor to use any Trademarks, trade names, Patents, Copyrights, trade secrets and Know-How in connection with the distribution and sale of the Products shall be a mere temporary permission, uncoupled with any right or interest, and without payment of any fee or royalty charge for such use.

b.             Distributor shall not use any trademark, name, brand name, logo or other production designation or symbol in connection with Products other than the Trademarks, subject to the terms of this Section 9.  It will not be a breach of this Section for the Products to be delivered by the Distributor in vehicles, or using employees, agents, assigns or sub-distributors wearing clothing, displaying any other trademark, name, brand name, logo or other products designation or symbol.  Distributor acknowledges that it has no right or interest in the Trademarks (except as expressly permitted hereunder) and that any use by Distributor of the Trademarks will inure solely to HBC’s benefit.  Distributor may only use the Trademarks in strict accordance with MEL’s policies and instructions, and MEL reserves the right, from time to time and at any time, at its discretion, to modify such policies and instructions then in effect.

c.             Any proposed use by Distributor of the Trademarks (to the extent that it either has not been previously approved by MEL in writing or differs materially from a use previously approved by MEL in writing)

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be subject to the prior written consent of MEL, which MEL may withhold in its sole and absolute discretion.  Distributor shall submit to MEL in writing each different proposed use of the Trademarks in any medium.

d.             Distributor shall not at any time alter the Trademarks or the packaging of Products, use the Trademarks for any purpose other than the promotion, advertising and sale of Products hereunder, or challenge the validity, or do or refrain from doing any act which might result in impairment of the value, of the Trademarks.  Distributor shall not cause or permit its business name to include any of the Trademarks or its business to be operated in a manner which is substantially associated with any of the Trademarks.

e.             In advertising, promotions or in any other manner so as to identify Products, Distributor shall clearly indicate HBC’s ownership of the Trademarks.  Distributor further agrees that before distributing or publishing any sales literature, promotional or descriptive materials, MEL shall have the right, upon request, to inspect, edit and approve such materials which illustrate, describe or discuss the Products.  Distributor shall comply with any Trademark usage guidelines that MEL provides to it in writing.

f.              Upon the termination of this Agreement, the temporary permission granted under sub-Section 9.a. above will terminate and the Distributor shall cease and desist from any use of the Trademarks and any names, marks, logos or symbols similar thereto and the use of any Patents, Copyrights and Know-How.

g.             Distributor shall (i) notify MEL of any actual or suspected misuse or infringement of any Trademark, brand name, logo or other production designation or symbol in the Territory, (ii) at MEL’s expense and upon MEL’s request, assist in such legal proceedings as MEL will deem necessary for the safeguard of any Trademark, brand name, logo or other production designation or symbol in the Territory, and execute and deliver in accordance with MEL’s request such documents and instruments as may be necessary or appropriate in the conduct of such proceedings, and (iii) at MEL’s expense, assist HBC and MEL in the registration and/or renewal of registration of any Trademark, brand name, logo or other production designation or symbol in the Territory as HBC or MEL may determine to be necessary or desirable, and execute such documents and instruments as may be necessary to register or to apply for the registration (or registration renewal) of such Trademark, brand name, logo or other production designation or symbol.

h.             If during the term of this Agreement a third party institutes against HBC, MEL or Distributor any claim or proceeding that alleges that the use of any Trademark or any Know-How, Patent, trade secret or Copyright in connection with the distribution, marketing, promotion, merchandising and/or sales of the Products under this Agreement infringes the intellectual property rights held by such third party, then MEL shall, in its sole discretion, and at its sole expense, contest, settle, and/or assume direction and control of the defense or settlement of, such action, including all necessary appeals thereunder.  Distributor shall use all reasonable efforts to assist and cooperate with MEL in such action, subject to MEL reimbursing Distributor for any reasonable out-of-pocket expenses incurred by Distributor in connection with such assistance and cooperation.  If, as a result of any such action, a judgment is entered by a court of competent jurisdiction, or settlement is entered by MEL, such that any Know-How, Patent, trade secret, Copyright or Trademark cannot be used in connection with the distribution, marketing, promotion, merchandising and/or sales of the Products under this Agreement without infringing upon the intellectual property rights of such third party, then HBC, MEL and Distributor promptly shall cease using such affected Know-How, Patent, trade secret Copyright or Trademark in connection with the distribution, marketing, promotion, merchandising and/or sale of the Products under this Agreement.  Except as otherwise specified in this Agreement, neither party shall incur any liability or obligation to the other party arising from any such cessation of the use of the affected Trademark.

10.           Promotion and Trade Marketing of Products.  Distributor shall be responsible for promotion and “trade” marketing of the Products to Distributor’s Accounts within the Territory.  Distributor shall use commercially reasonable efforts to actively and diligently distribute and encourage the utilization of merchandising aids and promotional materials in all Distributor’s Accounts throughout the Territory.  Without in any way detracting from the foregoing, Distributor shall reasonably participate in and diligently implement all “trade” marketing and promotional programs that are mutually agreed upon by MEL and Distributor from time to time.  Distributor acknowledges that (a) MEL has no obligation to market and promote the Products, and (b) MEL makes no, and hereby disclaims any, express or implied warranty, representation, or covenant relating to or in connection with MEL’s marketing and promotional activities including any Global Branding and Marketing activities (as defined in Section 13.a. below), including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof.  Except as expressly provided in Section 19 below, Distributor shall have no claim against MEL and its affiliates and hereby releases MEL and its affiliates from all and any claims by, and/or liability to, Distributor of any nature for its failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by MEL or MEL’s failure to procure, provide or perform such activities.

11.           Term.  Unless terminated by either party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the fifth (5th) anniversary of the Commencement Date (the “Initial Term”).  After the Initial Term, this Agreement may be renewed for up to three (3) further successive five (5)-year terms (“Additional Term/s”) if (a) either party gives written notice to the other at least one hundred twenty (120) days prior to the end of the Initial Term or applicable Additional Term, as the case may be, of its intention to renew the Agreement for an Additional Term, and (b) MEL determines that the provisions of Sections 2.a., 2.b. and 21 of this Agreement are valid and enforceable in accordance with their respective terms during the applicable Additional Period.  If MEL determines that it is necessary or desirable that the parties execute an additional agreement or instrument in order for the provisions of Sections 2.a., 2.b. and 21 to be valid and enforceable, then the parties agree to execute such documents as may reasonably be required to give effect to the foregoing.  A “Contract Year” means any calendar year during the Term and the period from the Commencement Date until the close of business on December 31st of the calendar year in which the Commencement Date falls.

12.           Termination.

a.             Termination for Cause.

(i).           Termination By Either Party.  Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either party may terminate this Agreement on the occurrence of one or more of the following:

(A).           Breach.  The other party’s material breach of a provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice describing such breach in reasonable detail from the non-breaching party; provided, however, if such breach is of a nature that it cannot reasonably be cured within thirty (30) days, then the breaching party shall have an additional thirty (30) day period to cure such breach, providing it immediately commences, and thereafter diligently prosecutes, in good faith, its best efforts to cure such breach.  In the event that either MEL or Distributor exercises its right to terminate this Agreement in accordance with this Section 12.a.(i)(A), the breaching party shall be obligated to pay the other party a severance payment (the “Breach Severance Payment”) in the amount calculated as follows: the Distributor’s “average gross profit per case” (as defined below) multiplied by the number of cases of Products sold by the Distributor during the most recently completed twelve (12) month period ended on the last day of the month preceding the month in which this Agreement is terminated.  The Distributor’s “average gross profit per case” shall mean the Distributor’s actual selling price less (i) promotion allowances, discounts, free cases and allowance programs, and (ii) Distributor’s laid in cost of the Products.  The Initial Term and any Additional terms are collectively referred to as the “Term.”

(B)           Insolvency.           The other party (a) makes any general arrangement or assignment for the benefit of creditors, (b) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. § 101, or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing), (c) has appointed a trustee or receiver to take possession of substantially all of such party’s assets or interest in this Agreement (unless possession is restored to such party within sixty (60) days after such taking), or (d) has substantially all of such party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

(C).          Agreement.  Mutual written agreement of the parties.

(ii).          Termination by MEL.  MEL may terminate this Agreement at any time:

(A) Upon written notice, and such termination will be effective immediately upon Distributor’s receipt of such notice, (x) if Distributor sells, assigns, delegates or transfers any of its rights and obligations under this Agreement without having obtained MEL’s prior written consent thereto (which consent may be withheld in MEL’s sole discretion), other than as a result of a material change in the control of Distributor or sale by Distributor of all or substantially all of its assets approved as provided in clause (y) below of this Section 12.a.(ii)(A),  except if such assignment, sale, delegation or transfer is to KO, or (y) if there is any material change in the control of Distributor or Distributor sells all or substantially all of its assets without the prior written consent of MEL, which MEL shall not be entitled to unreasonably withhold, unless such control or assets are acquired by KO.

(B) In the event that Distributor fails to achieve the Performance Targets (defined and determined from time to time in accordance with the provisions of Section 13.d. below) for any calendar year, provided MEL has delivered to Distributor written notice of the failure to achieve a Performance Target and Distributor has failed to remedy the deficiency within ninety (90) days of Distributor’s receipt of such notice, as determined by the Reports (as defined in Section 13.d.(i)) for the most recent four (4) week period immediately preceding the expiration of such ninety (90) day notice period.

(iii).         Termination by Distributor.  Distributor may terminate this Agreement at any time if MEL fails to deliver to Distributor at least *** percent *** of the aggregate volume of all Products ordered by Distributor in accordance with Sections 5 and 8 above over a continuous period of ninety (90) days after the initial due date/s for delivery in accordance with Section 8.b. above, provided Distributor has delivered to MEL written notice of such failure and MEL has failed to remedy such deficiency within thirty (30) days of MEL’s receipt of such notice.

b.             Complete or Partial Termination By MEL Without Cause and Severance Payment.

(i).           MEL or any successor to MEL, shall have the right at any time, upon sixty (60) days written notice (or such longer period as MEL may determine, in its sole discretion), to terminate, without cause or for no reason (A) this Agreement in its entirety (a “Complete Termination”), (B) Distributor’s right to sell any one or more of the brands of Products identified in Exhibit A hereto, as amended from time to time (a “Partial Product Termination”) and/or (C) Distributor’s right to sell Products in any area that constitutes a portion of the Territory (a “Partial Territory Termination”).

(ii).          In the event of a Complete Termination or Partial Product Termination, MEL or its successor, as the case may be, shall pay to Distributor a severance payment measured as a genuine pre-estimate of the Distributor’s losses and not as a penalty and calculated with respect to the Products which are the subject of the termination (the “Product Severance Payment”), calculated as follows: the Distributor’s “average gross profit per case” (as defined above) per Product line multiplied by the number of cases of such Products sold by Distributor during the most recently completed twelve (12) month period ending on the last day of the month preceding the month in which the Complete Termination, or Partial Product Termination, as the case may be, occurs.  The Product Severance Payment shall be paid by MEL to Distributor within thirty (30) days of the later of (A) the date of the applicable termination, and (B) MEL’s receipt of all information reasonably necessary to support computation of the Product Severance Payment, in a form and substance satisfactory to MEL.

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Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii).         In the event of a Partial Territory Termination,  MEL or its successor, as the case may be, shall pay to Distributor a severance payment with respect to the Products which are the subject of the termination, calculated on the same basis as the Product Severance Payment, but only with respect to that portion of the Territory which is the subject of the Partial Territory Termination, less the amount, if any, Distributor may receive from the assignee of its rights under this Agreement, and shall be paid within the period provided in Section 12.b.(ii) above (the “Territory Severance Payment”).

c.             Distributor Right to Terminate Without Cause and Severance Payment.

(i).           Distributor, or any successor to Distributor, shall have the right at any time to terminate this Agreement, without cause or for no reason, upon at least one (1) year’s written notice to MEL or such shorter period as MEL shall agree in writing.

(ii).          If Distributor exercises its right to terminate this Agreement in accordance with Section 12.c.(i) above, Distributor shall pay to MEL a severance payment (the “Distributor Severance Payment”) in an amount equal to Distributor’s “average gross profit per case” (as defined above) multiplied by the number of cases of Products sold by the Distributor during the most recently completed twelve (12) month period ended on the last day of the month preceding the month in which this Agreement is terminated.  If, such notice is given by Distributor and thereafter this Agreement is otherwise terminated as a result of Distributor’s breach of this Agreement, including without limitation, arising from the elimination of substantially all of MEL’s benefits under this Agreement by Distributor or Distributor’s repudiation or abandonment of this Agreement within such one (1) year notice period then, without prejudice to any of MEL’s other rights and/or remedies, the Distributor Severance Payment shall be multiplied by ***.

(iii).         At any time, and from time to time, after Distributor gives MEL written notice of termination, and without prejudice to, or in any way detracting from, Distributor’s obligation to pay the Distributor Severance Payment, MEL may elect to exercise its right to terminate this Agreement wholly or partially with respect to any part of the Territory or one or more of the Products, prior to the expiration of any notice period, in which event MEL shall not be liable to Distributor by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of Distributor or in reliance on the existence of this Agreement.

d.             Sole Remedy.

(i).           The Breach Severance Payment, Product Severance Payment and/or the Territory Severance Payment  payable by MEL to Distributor pursuant to the provisions of Section 12.a.(i)(A), Section 12.b.(ii) and/or Section 12.b.(iii) above respectively, if any, and MEL’s repurchase of Distributor’s inventory of Products and advertising materials pursuant to this Agreement, or Distributor’s right to sell such inventory if not so repurchased by MEL, shall constitute Distributor’s sole and exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that Distributor may have against MEL as a result thereof.  Without in any way detracting from or limiting the provisions of Section 12.e.(iii) below and, in addition thereto, under no circumstances shall MEL be liable to Distributor by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of Distributor or in reliance on the existence of this Agreement.

(ii).          The Breach Severance Payment and/or the Distributor Severance Payment payable by Distributor to MEL pursuant to the provisions of Section 12.a.(i)(A) and Section 12.c.(ii) above respectively, if any, and MEL’s repurchase of Distributor’s inventory of Products and advertising materials pursuant to Section 12.e.(iv) below, or Distributor’s right to sell such inventory if not so repurchased by MEL, shall constitute MEL’s sole and

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that MEL may have against Distributor as a result thereof.  Without in any way detracting from or limiting the provisions of Section 12.e.(iii) below and, in addition thereto, under no circumstances shall Distributor be liable to MEL by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of MEL or in reliance on the existence of this Agreement.

e.             Other Terms Pertaining to Termination.  In the event of the termination of this Agreement for any reason whatsoever (and whether such termination is due to the breach of any of the provisions of this Agreement by any party and/or itself is in breach of the Agreement or otherwise):

(i).           MEL shall have the right to cancel all of Distributor’s purchase orders for affected Products accepted but remaining unfilled as of the date of termination;

(ii).          all amounts payable by Distributor to MEL or by MEL to Distributor shall be accelerated and shall immediately become due unless such termination results from the other’s breach of this Agreement;

(iii).         except for the sole remedy provisions in Sections 12.d.(i) and (ii), neither party shall be liable to the other party in contract, tort or on any other theory of liability for any damage, loss, cost or expense (whether general, special, indirect, incidental, consequential or punitive) suffered, incurred or claimed by the other party as a result of or related to such breach and/or termination (even if the termination results from a breach and the breaching party has been advised of the possibility of such damages), including, without limitation, loss of anticipated profits or goodwill, loss of or damage to goodwill or business reputation or any loss of investments or payments made by either party in anticipation of performing under this Agreement; and

(iv).         MEL and Distributor shall each have the option, exercisable upon written notice to the other within thirty (30) days after the date of termination hereof, to cause MEL to repurchase all affected Products in Distributor’s inventory and current advertising materials (providing such Products and advertising materials are in saleable condition) at the prices paid or payable for such Products by Distributor (less any freight and insurance charges), F.O.B., Distributor’s premises.

(v).         Any Breach Severance Payment, Product Severance Payment, Territory Severance Payment and/or Distributor Severance Payment, and any applicable multiple, percentage or variation thereof (each, for purposes of this Section 12e.(v), a “Severance Payment”) payable in accordance with this Agreement by either MEL or Distributor in the event of termination of this Agreement shall constitute reasonable liquidated damages and is not intended as a forfeiture or penalty.  MEL and Distributor agree that it would be impractical and extremely difficult to estimate the total detriment suffered by either party as a result of termination of this Agreement pursuant to this Section 12, and that under the circumstances existing as of the Effective Date, the applicable Severance Payment represents a reasonable estimate of the damages which either MEL or Distributor will incur as a result of such applicable termination.  Therefore, MEL and Distributor agree that a reasonable estimate of the total detriment that either party would suffer in the event of termination of this Agreement pursuant to this Section 12 is an amount equal to the applicable Severance Payment.  The foregoing provision shall not waive or affect either party’s indemnity obligations or the parties’ respective rights to enforce those indemnity obligations under this Agreement, or waive or affect either party’s obligations with respect to any other provision of this Agreement which by its terms survives the termination of this Agreement.

f.              Continued Supply of Products After Termination.  In the event MEL continues to supply Products to Distributor for any reason following the termination of this Agreement, Distributor acknowledges and agrees that any such action shall not constitute a waiver of MEL’s rights under this Agreement or a reinstatement, renewal or continuation of the term of this Agreement.  MEL and Distributor agree that if MEL continues to supply Products to Distributor following the termination of this Agreement, (i) Distributor shall not actively seek or solicit customers for the Products outside the Territory or any customers located within the Territory other than the Distributor’s Accounts, (ii) Distributor shall promptly pay the prices of the Products in full (without deduction or set-off for any reason) in accordance with the payment terms set forth in MEL’s invoice, and (iii) MEL shall have the right, in its sole discretion, to discontinue supplying Products to Distributor at any time, without notice to Distributor.

g.             Distributor’s Obligations After Notice of Termination.

(i).           During any period after either party gives the other notice of termination of this Agreement and until actual termination of this Agreement, Distributor shall (A) continue to perform of all of Distributor’s obligations under this Agreement, including without limitation, all of Distributor’s obligations under Section 3 above, (B) not cause or permit the Products or the Trademarks to be prejudiced in any manner, (C) not eliminate, reduce or replace the listings, shelf space, positioning and/or other benefits enjoyed by the Products, and (D) generally cooperate with MEL in relation to the transition to any new distributor appointed by MEL for the Territory.

(ii).          For a period of thirty (30) days after termination of this Agreement for any reason, Distributor shall not tortiously interfere with any listings, shelf space, or positioning for the Products.

13.           Annual Business Plan; Minimum Distribution Levels; Promotion.

a.             During the Term, MEL  shall have primary responsibility for the overall global branding and positioning of the Products, as well as brand and image marketing for the Products, in such form and manner and of such nature and to such extent as may be determined by MEL in its sole and absolute discretion from time to time (“Global Branding and Marketing”).  Distributor acknowledges and agrees that MEL makes no express or implied warranty, representation or covenant relating to or in connection with any Global Branding and Marketing activities, including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof.  Except as set forth in Section 19 below, Distributor shall not have any claim against MEL and its affiliates and hereby releases MEL and its affiliates from all and any claims by, and liability to, Distributor of any nature for its failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by MEL or MEL’s failure to procure, provide or perform such activities.

b.             Not less than sixty (60) days before the end of each Contract Year, MEL and Distributor shall mutually review the conditions of the marketplace, Distributor’s efforts to achieve sales and its results, including year over year performance, as well as a proposed annual sales, promotion, and trade marketing plan (“Annual Business Plan”) for the next Contract Year prepared by Distributor.  Such review shall include discussion on marketing efforts and proposed programs to be implemented to improve the distribution and/or sales velocity of the very lowest selling (measured by sales velocity) SKU/s of Products, if appropriate, and/or the possible deletion from distribution, if appropriate, of the very lowest selling (measured by sales velocity) SKU/s of Products but in accordance with and subject to the provisions of Section 13.f. below.   Such Annual Business Plan shall cover such matters as may be appropriate including specific account placement performance objectives, merchandising goals, specific account and channel objectives for specified distribution channels, distribution goals, a sales and marketing spending plan and a strategy for maximizing sales and growth of market share. Additionally, if the Territory has an ethnic market or concentration, the Annual Business Plan shall address such specific ethnic segments, including retail promotions, point-of-sale allocations and special events for ethnic segments.  The Annual Business Plan shall not detract from the provisions of Section 10 above.  Distributor shall fully implement such Annual Business Plan in the following Year in accordance with Section 3.f. above.

c.             Not less than sixty (60) days before the end of the then-current Contract Year, MEL and Distributor shall mutually agree, in writing, on the minimum distribution levels to be achieved and maintained by Distributor for the Products throughout the next Contract Year (the “Minimum Distribution Levels”).  Should the

parties have failed, for whatsoever reason, to mutually agree upon the Minimum Distribution Levels to be achieved and maintained by Distributor for the Products throughout the next Contract Year, the same shall be determined by reference to the process described in Section 13.d below.  The parties shall perform all of their respective obligations under this Section except that Distributor shall not be obligated to achieve and maintain the Minimum Distribution Levels until the expiration of the six (6) month period immediately following the Effective Date of this Agreement.

d.             MEL and Distributor shall also agree in writing to performance targets to be achieved and maintained by Distributor for the forthcoming calendar year of this Agreement (collectively, the “Performance Targets”).  The Performance Target for the 2009 calendar year will be to integrate Products into the Distributor’s distribution system and within a reasonable time to improve the distribution levels and quality thereof and extent of SKU’s in distribution in all Distributor’s Accounts within the Territory above existing levels at the commencement of this Agreement and to meet the other Performance Targets that will be mutually agreed by the parties.  In years subsequent to 2009 Performance Targets shall consist of executional measures such as distribution levels, quality of distribution, extent of SKU’s in distribution, displays and shelf space and positioning on shelves and in coolers, as mutually agreed. For the avoidance of doubt, neither Minimum Distribution Levels nor Performance Targets will include volume requirements.

If the parties are unable to agree to the Performance Targets for any calendar year commencing with the 2010 calendar year, prior to the commencement of each such calendar year, then the Performance Targets for such year shall be as follows:

(i).           the Minimum Distribution Levels that shall be required to be achieved and maintained on average during the year for the Monster Energy brand measured at the commencement of each applicable quarter, and primarily determined with reference to the Nielsen reports (Scantrack) or IRI (Infoscan) or equivalent reports (the “Reports”) shall be no less than the Distribution Levels of the leading energy brand within the Distributor’s portfolio in the Territory.  If the Monster Energy brand is, during such year, the leading energy brand within the Territory, then such Minimum Distribution Levels shall at a minimum be not less than the national average distribution levels of the second leading energy brand within the Territory measured at the commencement of each applicable year.

(ii).          the Minimum Distribution Levels that shall be required to be achieved and maintained for Products other than Monster Energy brand, shall be commercially reasonable levels from time to time in light of the distribution levels and velocities of comparable products in the Territory and the distribution levels and velocities achieved by Distributor and/or its sub-distributors with regard to Distributor’s other energy brands at the time;

(iii).         a commercially reasonable representation of all SKU’s of Products shall be required to be in distribution throughout the year in reasonable positioning on shelves, which shall take into account retailer willingness to sell all of the SKU’s of Products, shelf space limitations and other commercially reasonable factors that may be applicable in the market; and

e.             The Minimum Distribution Levels for the Products that shall be required to be achieved and maintained by Distributor for the Products shall be reduced to the extent only that actual distribution levels are eroded as a direct result of (A) MEL’s failure to deliver Products in accordance with this Agreement or (B) MEL’s failure to reimburse all costs pursuant to Section 4.e above.

f.              The parties agree to periodically meet in order to discuss performance of the lowest selling SKU/s of Products and to delete from distribution in the Territory any SKU/s the parties mutually agree in writing, provided that MEL will not unreasonably withhold its approval to the deletion of any applicable SKU/s. MEL may withhold its approval to deletion of any SKU/s if any applicable SKU/s has/have sufficient sales velocity or is or are capable of delivering sufficient sales velocity in any one or more of Distributor’s Accounts or any one or more regions or countries, as the case may be, to make such SKU/s economically viable to continue in distribution in such one or more of Distributor’s Accounts or in any one or more regions or countries, as the case may be.

Notwithstanding the foregoing, unless mutually agreed in writing, in no event shall more than *** percent *** of the total number of SKU’s, rounded down to the nearest whole number (unless *** percent *** of the total number of SKU’s is less than one (1) but more than *** in which case the number will be rounded up to ***), be deleted from distribution in any rolling twelve (12) month period.

g.             Promotional activities shall be regulated as follows:

(i).           MEL and Distributor shall periodically meet and may mutually agree to additional promotional activities including further programs and campaigns not included in the promotional activities contemplated in Section 4.e. above. The promotional activities costs that are so agreed to between the parties shall be shared between, and paid by, Distributor and MEL as may be agreed in writing from time to time.

(ii).          Distributor shall continue its business in the ordinary course including the provision, utilization, and maintenance of coolers, other refrigeration equipment, and vending machines.  Distributor shall be responsible for creating marketing materials for submission to MEL for its final written approval.  Distributor shall not use marketing materials unless approved by MEL in writing; provided that if MEL does not notify Distributor that it objects to any suggested marketing materials within fifteen (15) days after receipt of such materials from Distributor, MEL shall be deemed to have approved such suggested marketing materials.

14.           Distribution Accounts and MOLOP Accounts.

a.             Distributor and its sub-distributors shall have the primary relationship with retail and other customers throughout the Territory as defined in Exhibit C and shall be responsible for negotiating the terms of sale of the Products within the Territory; provided that without detracting therefrom MEL shall retain the right to provide input to Distributor and its sub-distributors regarding sales strategy and other matters as well as to provide sales, marketing, promotional and merchandising support and programs to retail and other customers as well as the right to meet directly with and make presentations to retail and other customers within the Territory as may be appropriate from time to time; and provided further that MEL will advise Distributor of such meetings beforehand to the extent practicable and Distributor shall be entitled to accompany MEL to the meetings.  Additionally, MEL may accompany, assist and support Distributor and/or its sub-distributors from time to time on sales calls to Distributor Accounts in the Territory.  For the sake of clarity, MEL shall not offer or agree terms of supply and/or terms of sale of the Products within the Territory to any of Distributor’s Accounts without the prior agreement of Distributor, which agreement will not be unreasonably withheld.

b.             “MOLOP Accounts” shall mean (i) any account/s having at least ten (10) outlets and that is/are licensed by applicable governmental authorities to sell alcoholic beverages for on-premise consumption, and/or (ii) any trophy or prestige account/s that is/are licensed to sell alcoholic beverages for on-premise consumption.  The parties recognize that it is in their respective interests to work together to formulate the approach to be followed by them jointly or separately with various customers and/or channels of trade, including MOLOP Accounts, from time to time, both to take advantage of a coordinated approach and to avoid the negative impact of a lack of coordination. MEL and Distributor therefore agree that an aligned customer/channel approach is a key part of each Annual Business Plan and that they will engage in regular communication to adopt such plans as well as to deal with further opportunities that may arise from time to time during each calendar year, so as to avoid either party acting in an uncoordinated way towards customers.  Subject to Section 14.a. above, if MEL deems it desirable for Products to be sold to any MOLOP Account, MEL shall be entitled, in its discretion, to make arrangements directly with such MOLOP Account including the terms of sale of Products to the MOLOP Account and the prices therefore, which shall take into account the prices and funding then offered by Distributor and its sub-distributors to MOLOP Accounts and similar categories of customers, in the Territory.  MEL shall use commercially reasonable efforts to arrange for all outlets of any such MOLOP Account within the Territory to be serviced by Distributor and/or its sub-distributors and for delivery of the Products and other arrangements with regard thereto, to be made directly by Distributor and its sub-distributors or their warehouse system.  Notwithstanding the foregoing, should the MOLOP Account concerned not agree to its outlets within the Territory being serviced by Distributor or should Distributor

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Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

elect not to service such outlets, MEL shall be entitled to service the outlets directly.  In the event MEL services the outlets directly, MEL shall bear sole liability and responsibility related to such Account and MEL shall pay to Distributor during the remaining term of this Agreement an amount equal to *** percent *** of Distributor’s average gross profit per case per Product line sold to and calculated with respect to MOLOP Accounts in the channel in question but otherwise in accordance with the provisions of Section 12.a.(i)(A) above for each one of the Product lines sold by MEL to the outlets concerned, within a reasonable time after receipt by MEL of all information necessary for the computation of the amount due under this Section 14, but in no event more frequently than twice per calendar year. For the purposes of this Agreement, the number of cases of Products sold by MEL to the outlets during any period shall be determined by multiplying the total number of cases of Products sold by MEL directly to such MOLOP Account or regional division of such MOLOP Account, as the case may be, during the period concerned, by a fraction, the numerator of which shall be the number of outlets within the Territory and the denominator of which shall be the total number of outlets that the MOLOP Account has anywhere in the world participating in the applicable program.

15.           Exclusion of Damages.

a.             EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS PROVIDED IN SECTION 19, WITHOUT IN ANY WAY DETRACTING FROM OR LIMITING THE PROVISIONS OF SECTIONS 12.d. or 12.e.(iii) ABOVE AND, IN ADDITION THERETO, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY THE OTHER RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b.             EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.

16.           Distributor’s Representations and Warranties.  Distributor represents and warrants to MEL that (a) it has the right and lawful authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement will not cause or require Distributor to breach any obligation to, or agreement or confidence with, any other person or entity.

17.           MEL’s Representation.

a.             MEL represents and warrants to Distributor that (i) it has the right and lawful authority to enter into this Agreement, and (ii) the execution, delivery and performance of this Agreement will not cause or require MEL to breach any obligation to, or agreement or confidence with, any other person or entity.

b.             MEL warrants that all Products, all food additives in the Products, or all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by MEL to, or on the order of, Distributor are hereby guaranteed as of the date of delivery to be, on such date, (1) for Products imported by the Distributor from the United States, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958 (the “Act”) and are not articles which may not under the provisions of Sections 404, 505, or 512 of the Act, be introduced into interstate commerce, and (2) for all Products supplied by MEL to the Distributor (whether or not imported from the United States) to be in compliance with all health, safety, and labeling standards and specifications imposed by law,

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Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

regulation or order in the Territory in which the Products will be sold by the Distributor and which are applicable to the Products.

c.             MEL warrants that all Products shall be merchantable.

d.             Distributor’s sole and exclusive remedy for MEL’s breach of MEL’s representations in Sections 17.b. and 17.c. above shall be as provided for in Section 19.b. below.

18.           Limitation of Warranty.  MEL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN SECTION 17 ABOVE.

19.           Indemnification.

a.             Distributor shall indemnify, defend, and hold harmless MEL and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits, instituted by any third party, whether groundless or otherwise, and from and against any and all third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character arising from the breach of Distributor’s express representations and warranties under this Agreement by Distributor or its agents, employees, subcontractors, sub-distributors or others acting on its behalf, provided that (1) MEL gives Distributor written notice of any indemnifiable claim and MEL does not settle any claim without Distributor’s prior written consent, and (2) MEL does all things reasonably required by applicable law to mitigate the claim, loss, damage, liability, cost, suit, action, judgment or expense (including without limitation attorney’s fees) to the fullest possible extent.

b.             MEL shall indemnify, defend, and hold harmless Distributor and its officers, directors, agents, employees, shareholders, legal representatives, successors, assigns, and customers, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits instituted by any third party, whether groundless or otherwise, and from and against any and all such third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character and all Distributor’s direct documented costs to store, transport, test and destroy all unsellable Products and advertising materials arising from (i) the breach of MEL’s express representations and warranties under this Agreement or those of its agents, employees, subcontractors or others acting on its behalf, (ii) any impurity, adulteration, deterioration in or misbranding of any Products sold to Distributor by MEL, (iii) any prior distributor of Products in the Territory, (iv) any MEL marketing, advertising, promotion, labeling, Global Branding and Marketing, and the Trademarks, Copyrights, Patents, Know-How or other intellectual property relating to the Products, or (v) the fact that the Products (A) are not safe for the purposes for which goods of that kind are normally used; or (B) do not comply with any applicable health, safety, or environmental laws, regulations, orders or standards imposed in the Territory; provided that (1) Distributor gives MEL written notice of any indemnifiable claim and Distributor does not settle any claim without MEL’s prior written consent, and (2) Distributor does all things reasonably required by applicable law to mitigate the claim, loss, damage, liability, cost, suit, action, judgment or expense (including without limitation attorney’s fees) to the fullest possible extent.

c.             If any action or proceeding is brought against Distributor, MEL or any other indemnified party under Section 19.a. or 19.b. (the “Indemnified Party”), the Indemnified Party shall promptly notify the party required to provide indemnification (the “Indemnifying Party”) in writing to that effect.  If the Indemnified Party fails to promptly notify the Indemnifying Party, the Indemnified Party shall be deemed to have waived any right of indemnification with respect to such claim to the extent (but only to the extent) any delay in such notice prejudice’s the Indemnifying Party’s ability to defend such action, suit or proceeding.  The Indemnifying Party shall have the right to defend such action or proceeding at the Indemnifying Party’s sole cost by counsel satisfactory to Indemnifying Party. If the Indemnifying Party fails to promptly defend or otherwise settle or finally resolve such action, suit or proceeding, Indemnified Party may defend such action, suit or proceeding using counsel selected by Indemnified Party, and the Indemnifying Party shall reimburse Indemnified Party for any resulting loss, damages, costs, charges, attorney’s fees, and other expenses and the related costs of defending such action, suit or proceeding.

d.             The parties agree that the provisions contained in this Section shall survive the termination or expiration of this Agreement.

20.           Insurance.  During the term of this Agreement and for a period of two (2) years thereafter, MEL and Distributor agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each party shall provide to the other party with a certificate of insurance evidencing such insurance, in a form satisfactory to such party:

•              Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

•              Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverage described above.

•              Other statutory insurance required by the applicable laws of the Territory.

For any claims under this Agreement, the applicable party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other party.  All deductibles payable under an applicable policy shall be paid by the party responsible for purchasing such policy.   All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.  The parties will ensure that the insurance policies obtained pursuant to this Section are effective and enforceable for any liability, claims or other insurable event arising in the Territory.

21.           Competing Products.  During the term of this Agreement, Distributor shall not market, sell or distribute in the Territory Energy Drink/s (the “Competing Products”), or product/s likely to be confused with, any of the Products, except that Distributor may market, sell and distribute in the Territory Competing Products that ***.  “Existing Affiliate” means any person that is an affiliate of KO on the Effective Date.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.           Amendment.  Except to the extent otherwise expressly permitted by this Agreement, no amendment of, or addition to, this Agreement shall be effective unless reduced to a writing executed by the duly authorized representatives of both parties.

23.           Assignment.  Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other.  Any purported assignment or delegation, in the absence of written consent, shall be void.

24.           No Agency.  The relationship between MEL and Distributor is that of a vendor to its vendee and nothing herein contained shall be construed as constituting either party the employee, agent, independent contractor, partner or co-venturer of the other party.  Neither party shall have any authority to create or assume any obligation binding on the other party.

25.           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without reference to its law of conflict of laws) and the provisions of the United Nations Convention On Contracts For The International Sale Of Goods will expressly be excluded and not apply.  The place of the making and execution of this Agreement is California, United States of America.  Distributor hereby waives any rights that it may otherwise have to assert any rights or defenses under the laws of the Territory or to require that litigation brought by or against it in connection with this Agreement be conducted in the courts or other forums of the Territory.

26.           Arbitration.  Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or termination hereof shall be settled by binding arbitration conducted by JAMS/Endispute (“JAMS”) in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”).  The arbitration shall be heard by one arbitrator to be selected in accordance with the Rules, in Orange County, California.  Judgment upon any award rendered may be entered in any court having jurisdiction thereof.  Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents and the dates thereafter for the taking of up to a maximum of five (5) depositions by each party to last no more than five (5) days in aggregate for each party.  Both parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose or imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that said Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void.  In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys’ fees and costs to the prevailing party.  The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later.  The decision of the arbitrator shall be final and conclusive upon all parties.  Notwithstanding anything to the contrary, if either party desires to seek injunctive or other equitable relief that does not involve the payment of money, then those claims shall be brought in a state or federal court located in Orange County, California, and the parties hereby irrevocably and unconditionally consent to personal jurisdiction of such courts and venue in Orange County, California in any such action for injunctive relief or equitable relief.

27.           Force Majeure.

a.             Neither party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to unforeseen circumstances or causes beyond such party’s reasonable control (each, individually, a “Force Majeure Event”), including, without limitation: (a) acts of God, act (including failure to act) of any governmental authority (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. The foregoing shall apply even though any Force Majeure Event occurs after such party’s performance of its obligations is delayed for other causes but only during the period of the applicable Force Majeure Event.

b.             The party affected by a Force Majeure Event shall give written notice to the other party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore.  Such party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible.  Upon restoration of the affected party’s ability to perform its obligations hereunder, the affected party shall give written notice to the other party within a reasonable time.

28.           Merger.  Except for any letter agreement/s executed by the parties concurrently herewith, this Agreement and the attached Exhibits contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede the execution of this Agreement.

29.           Waivers.  No waiver of any provision hereof or of any terms or conditions will be effective unless in writing and signed by the party against which enforcement of the waiver is sought.

30.           Product Recall.  If any governmental agency or authority issues a recall or takes similar action in connection with the Products, or if MEL determines that an event, incident or circumstance has occurred which may require a recall or market withdrawal, MEL shall advise Distributor of the circumstances by telephone or facsimile.  MEL shall have the right to control the arrangement of any Product recall, and Distributor shall cooperate in the event of a Product recall with respect the reshipment, storage or disposal of recalled Products, the preparation and maintenance of relevant records and reports, and notification to any recipients or end users. MEL shall pay all reasonable expenses incurred by Distributor of such a recall, including the costs of destroying Products. Distributor, shall promptly refer to MEL for exclusive response to all customer or consumer complaints involving the health, safety, quality, composition or packaging of the Products, or which in any way could be detrimental to the image or reputation of MEL or the Products, and shall notify MEL of any governmental, customer or consumer inquiries regarding the Products about which Distributor becomes aware.

31.           Interpretation.  In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  No provision of this Agreement shall be construed against any party on the grounds that such party or its counsel drafted that provision.

32.           Partial Invalidity.  Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.  The parties shall replace any invalid and/or unenforceable provision with a valid and enforceable provision that most closely meets the aims and objectives of the invalid and/or unenforceable provision.

33.           Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person or entity, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

34.           Sales Information and Books and Records; Examination.  Not later than thirty (30) days after the end of each calendar month Distributor shall deliver to MEL full, complete and accurate written details, separately in respect of each country within the Territory, of the following with respect to Distributor’s sale of Products in the

Territory: (a) total sales, (b) taxes and/or duties, (c) discounts and sales allowances paid, accrued or credited, (d) Products returned during such period, (e) other permitted allowances, rebates, and allowance programs granted, paid, payable, reimbursed, credited or incurred by Distributor, and (f) other records containing data in sufficient detail reasonably necessary to determine all amounts payable to or reimbursable by MEL under this Agreement (collectively, the “Records”).  Distributor shall keep and maintain complete and true books and other records containing data in sufficient detail reasonably necessary to determine all amounts payable to or reimbursable by MEL under this Agreement.  MEL shall have the right, at its own expense, on sixty (60) days prior written notice to have such books and records and the Records (and all reasonably related work papers and other reasonable information and documents necessary for any determination under this Agreement or other related agreements) kept by Distributor examined once per Calendar Quarter by a public accounting firm appointed by MEL to verify the completeness and accuracy of the Records.

35.           Ethical Standards.

a.             Distributor and each of its sub-distributors will comply with the United States Foreign Corrupt Practice Act and without derogating from the generality of the foregoing, will not have its directors, officers or employees, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting and/or selling Products to any individual, corporation, government official or agency or other entity.  No gift, benefit or contribution in any way related to MEL or the promotion and/or sale of Products will be made to political or public officials or candidates for public office or to political organizations, regardless of whether such contributions are permitted by local laws.

b.             MEL will comply with the United States Foreign Corrupt Practice Act and without derogating from the generality of the foregoing, will not have its directors, officers or employees, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting and/or selling Products to any individual, corporation, government official or agency or other entity.  No gift, benefit or contribution in any way related to Distributor or the promotion and/or sale of Products will be made to political or public officials or candidates for public office or to political organizations, regardless of whether such contributions are permitted by local laws.

36.           Controlling Language.  This Agreement is in the English language only, which will be controlling in all respects. No translation, if any, of this Agreement into any other language will be of any force of effect in the interpretation of this Agreement or in a determination of the intent of either party hereto.

37.           Notices.  All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

If to HBC and MEL:

Tauranga Ltd.
c/o Mason Hayes & Curran
South Bank House, Barrow Street, Dublin 4, Ireland
Attention: Tony Burke
Telecopy: +353-1-614-5001

Hansen Beverage Company
550 Monica Circle, Suite 201
Corona, California 92880
Attention: Chief Executive Officer
Telecopy: (951) 739-6210

with a copy to:

Solomon Ward Seidenwurm & Smith LLP
401 B Street, Suite 1200
San Diego, California 92101
Attention: Norman L. Smith, Esq.
Telecopy: (619) 231-4755

If to Distributor:

Telecopy:

with a copy to:

Telecopy:

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section.  Any party to this Agreement may give a notice of a change of its address to the other party to this Agreement.

38.           Further Assurances.  Each party to this Agreement will execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

39.            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

40.           Confidentiality.  During the Term, each party shall maintain in strict confidence all commercial information disclosed by the other party (which obligations shall expressly survive termination of this Agreement for any reason); provided however that such commercial information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other party or any of its affiliates, (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing party prior to disclosure by the disclosing party, (c) is legally and properly provided to the non-disclosing party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing party, (d) is disclosed without any restrictions of any kind by the disclosing party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent contractor of or retained by the non-disclosing party, and such employee or independent contractor has no knowledge of any of such commercial information.

(Signature page/s follows.)

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

TAURANGA LTD

By:	By:
Name: Rodney Sacks	Name:
Its: Chairman	Its:

EXHIBIT A
[form of] Monster Energy International Distribution Agreement

INITIAL PRODUCT LIST

Category (500 milliliter cans, 500 milliliter bottles and 250 milliliter cans)

MONSTER	X

MONSTER LO CARB	X

MONSTER RIPPER	X

MONSTER EXPORT	X

EXHIBIT B
[form of] Monster Energy International Distribution Agreement

THE TERRITORY

EXHIBIT C
[form of] Monster Energy International Distribution Agreement

THE ACCOUNTS

Account Type	The Distributor’s Accounts Exclusive***,****	The Distributor’s Accounts Non-Exclusive***,****	Accounts Reserved for MEL***,****
Convenience Stores

Chain Convenience Stores

Deli’s

Independent Grocery

Chain Grocery

Mass Merchandisers

Drug Stores

Schools

Hospitals

Health Food Stores

U.S. Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / vending for the Continental United States (“CONUS”)

U.S. Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / vending for Outside the Continental United States (“OCONUS”)

U.S. Military – Morale, Welfare & Recreation (i.e. including but not limited to bowling alleys, golf courses, officers clubs, etc.) for both CONUS & OCONUS

U.S. Military – all others including, but not limited to, DeCA, Ships-A-Float, Troop Feeding for both CONUS & OCONUS

Marine Foods Service (e.g. cruise ships, service ships, and oil rigs)

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

****	Delineations of exclusivity for accounts have been redacted.

Account Type	The Distributor’s Accounts Exclusive***,****	The Distributor’s Accounts Non-Exclusive***,****	Accounts Reserved for MEL***,****
Alcoholic Lic. On-Premise*

General Sports Retailers non beverage outlets (i.e. including but not limited to extreme sports retailers, motorcycle dealers and resellers, and all similar retailers and distributors servicing such sports retailers)

Club Stores

Vending

All other accounts not falling within the descriptions listed above.

*  “Alcoholic Licensed On-Premise Accounts” means accounts licensed by applicable governmental authority to sell alcoholic beverages for on-premise consumption.

***     Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

****   Delineations of exclusivity for accounts have been redacted.

MEL Initials:
Distributor Initials:

EXHIBIT D
[form of] Monster Energy International Distribution Agreement

THE TRADEMARKS

HANSEN’S

HANSEN’S NATURAL

MONSTER ENERGY

MONSTER

 MONSTER

 MONSTER ENERGY

UNLEASH THE BEAST

MONSTER LO CARB

MONSTER RIPPER

MONSTER EXPORT

EXHIBIT A1
Monster Energy International Distribution Coordination Agreement

See Monster Energy International Distribution Agreement, filed as Exhibit 10.5 to the Hansen Natural Corporation Form 10-Q filed on November 10, 2008.

EXHIBIT A2
Monster Energy International Distribution Coordination Agreement

See Monster Energy Belgian Distribution Agreement, filed as Exhibit 10.6 to the Hansen Natural Corporation Form 10-Q filed on November 10, 2008.

EXHIBIT B
Monster Energy International Distribution Coordination Agreement

TERRITORY

The world, excluding the United States and Canada.

EXHIBIT C
Monster Energy International Distribution Coordination Agreement

INITIAL PRODUCT LIST

Category (500 milliliter cans, 500 milliliter bottles and 250 milliliter cans)

MONSTER	X

MONSTER LO CARB	X

MONSTER RIPPER	X

MONSTER EXPORT	X

EXHIBIT D

Monster Energy International Distribution Coordination Agreement

4.2.2        The Parties acknowledge that it is their mutual present intention that Hansen will not grant any distribution rights regarding the Products *** in the Territory without informing KO.  Notwithstanding anything to the contrary set forth in this Section 4.2.2, this provision will not be enforceable by or against either of the Parties, and neither Party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or terminate this Agreement as a result of non-compliance or a violation of the preceding sentence. This provision shall not be construed as granting to or conferring upon KO or any of its Affiliates (as defined below) any express or implied right of refusal, option or other rights with respect to any territory, other than as expressly set forth in this Agreement.

***    Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E
Monster Energy International Distribution Coordination Agreement

8.             Competitive Product/s.

8.1.          The following definitions apply solely to this Section 8 and Section 13.1.

a.             “Competitive Product/s” means any Energy Drink/s, except Energy Drinks ***.

b.             “Competitive Territory” shall mean the territory collectively covered by all Distribution Agreement/s with KO/MEL Distributors in the Territory that are in effect on the date any particular event that is alleged to violate this Section 8 occurs.

c.             “Existing Affiliate” means any Person that is an Affiliate of KO (as defined in Section 12.1.1 below) on the Effective Date.

8.2.          KO shall not actively seek or solicit any customers for any of the Competitive Product/s in the Competitive Territory/s.

8.3.          ***

***    Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F
Monster Energy International Distribution Coordination Agreement

21.2.        KO’s Representations and Warranties.  KO represents and warrants that it is KO’s present intention that it will not market, promote or distribute *** in the Territory without informing Hansen and/or MEL.  Notwithstanding that fact, this provision will not be enforceable by or against any of the Parties, and no Party shall be entitled to make any claim for breach against another or enforce any remedy under this Agreement or terminate this Agreement as a result of non-compliance or a violation of the preceding sentence.  This provision shall not be construed as granting to or conferring upon Hansen and/or MEL any express or implied right of refusal, option or other rights with respect to any Territory, other than as expressly set forth in this Agreement.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT X
Monster Energy International Distribution Coordination Agreement

1.1.          This Exhibit X expresses the Parties’ mutual intentions as to the method by which KO and MEL shall each share *** of the Net Proceeds.  The Parties shall negotiate, in good faith, such additional terms and conditions to be memorialized in one or more agreements to give full effect and to implement such intentions, including the sale by KO to Mel of certain strategic ingredients including, without limitation, *** (“Strategic Ingredients”).

1.2.          KO shall earn its share of the Net Proceeds through the sale of Strategic Ingredients (as defined above) to MEL.  Strategic Ingredients include, but are not limited to, ***.

1.3.          Prices of Strategic Ingredients charged by KO to MEL shall be set in accordance with applicable law and be based on mutual agreement by KO and MEL ***.

1.4.          KO and MEL agree to disclose to each other all relevant financial information needed to determine the Net Proceeds so as to timely set Strategic Ingredients prices.  The Parties shall keep and maintain complete and accurate books and other records containing data in sufficient detail reasonably necessary to determine Net Proceeds and the allocation thereof to KO and MEL in accordance with Section 5 of this Agreement.  Each Party shall have the right, at its own expense, on sixty (60) days prior written notice, to have such books and records (and all reasonably related work papers and other reasonable information and documents necessary for any determination under Section 5) kept by the other Party examined once per calendar quarter by a public accounting firm appointed by the inspecting Party, to verify the completeness and accuracy of such books and records.

1.5.          In each calendar year, KO and MEL shall jointly determine on a quarterly basis (or more or less often as KO and MEL may deem appropriate) whether such *** sharing of Net Proceeds has been achieved and, to the extent it has not been achieved, shall take reasonable actions to correct *** within thirty (30) days of the determination of ***.  For example, if KO receives more than *** of the Net Proceeds through Strategic Ingredients sales to MEL, the *** will be corrected through an appropriate mechanism to be determined such as a rebate on the price of Strategic Ingredients or by a compensating or offsetting payment by KO in favor of MEL.  Similarly, if KO receives less than *** of the Net Proceeds through Strategic Ingredients sales to MEL, the *** will be corrected through an appropriate mechanism to be determined such as adjustment to the price of Strategic Ingredients or by a compensating or offsetting payment by MEL in favor of KO.  Neither Party shall receive more than *** of the Net Proceeds, whether by or through Strategic Ingredients sold by KO to MEL, rebates, compensating payments or otherwise.

1.6.          Prior to March 1 of each year, KO and MEL shall jointly review and agree to the total amount of the Net Proceeds for the prior calendar year and the method of allocation thereof between them.  Any disagreement shall be referred to the Group Financial Officer of KO and the Financial Officer of MEL or their respective designees to attempt resolution of any differences.  If  such attempt at resolution does not provide resolution within thirty (30) days of submission by either Party, then the dispute shall be adjudicated by arbitration in accordance with Section 24 of this Agreement.

1.7.          Not less than sixty (60) days before the end of each calendar year, KO and MEL agree to jointly develop a forecast of Net Proceeds for the subsequent year.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT Z1
Monster Energy International Distribution Coordination Agreement

MEL’S GLOBAL BRANDING AND MARKETING ALLOWANCE

“MEL’s Global Branding and Marketing Allowance” shall be set as a percentage of the  Distributor Dead Net Net Sales Income (DN NSI) for each country as indicated below.  These percentages may change if agreed to in writing between MEL and KO.

In CCE’s European territories listed below, MEL’s Global Branding and Marketing Allowance as a percentage of DN NSI ***.

In non-CCE territories around the world, MEL’s Global Branding and Marketing Allowance as a percentage of DN NSI shall be set based on mutual agreement between KO and MEL.

Country	Percentage of DN NSI

Great Britain, Isle of Man	***

France and Monaco	***

Belgium, The Netherlands, and Luxembourg	***

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT Z2

Monster Energy International Distribution Coordination Agreement

NET PROCEEDS LINE ITEM DEFINITION – EXAMPLE

Assumption: Volume = *** Cases

	Per Physical Case Amount (Illustrative)	Total Amount (Illustrative)

Gross Sales	***	***

CMAs (Customer Marketing Allowances) and Trade Spending	***	***

Dead Net Net Sales Income (DN NSI)	***	***

Cost of Sales
Blend	***	***
Cans	***	***
Sugar	***	***
Secondary Pkg	***	***
Haulage	***	***
Packing Fees	***	***
Total	***	***

MEL’s Global Branding and Marketing Allowance	***	***
*** for this example ***

Point of Sale	***	***

KO/MEL Distributor’s Gross Fee	***	***

Net Proceeds	***	***

KO Portion of Net Proceeds =*** *	***	***
MEL Portion of Net Proceeds = ***	***	***

*Note:  KO Net Proceeds paid/satisfied through Strategic Ingredients sales to MEL.

***

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.